This Post-Qualification Offering Circular, Amendment No. 1, amends the Offering Circular of C2 Blockchain, Inc., which was originally qualified on January 23, 2025, pursuant to Regulation A for the offer and sale of up to 200,000,000 shares of common stock of the Company at a price of $0.01 per share, to update, amend, and replace certain information contained in the previously qualified Offering Circular. This Amendment includes the Company’s audited financial statements for the years ended June 30, 2025 and June 30, 2024, as well as unaudited financial statements for the quarterly period ended September 30, 2025. This Post-Qualification Offering Circular also includes updates and revisions to various disclosures in the original Offering Circular, including changes in the Company’s business direction and operations, as reported or referenced in filings, including but not limited to Forms 8-K, 10-Q, and 10-K.

Although the original Offering Circular qualified up to 200,000,000 shares of common stock, the Company has elected to limit the aggregate number of shares of common stock offered and sold pursuant to the Regulation A offering to 100,000,000. As of the date of this Amendment, the Company has sold an aggregate of 26,800,000 shares of common stock under the previously qualified Offering Circular. Accordingly, this Post-Qualification Offering Circular relates solely to the offer and sale of up to 73,200,000 shares of common stock remaining available for sale within the Company’s self-imposed aggregate offering limit.

In addition, the Company has revised the proposed offering price to a range of $0.05 to $2.00 per share of common stock. Final offering terms will be reported pursuant to Rule 253(g) under Regulation A. No additional securities beyond the 100,000,000 shares of common stock the Company has elected to offer in the aggregate are being offered pursuant to this Amendment, and no increase to the maximum offering size previously qualified is being sought.

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. The securities referenced herein may not be sold, nor may offers to buy be accepted, before the offering statement filed with the Securities and Exchange Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor may there be any sales of the securities referenced herein in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of such state. The issuer of the securities referenced herein may elect to satisfy its obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Offering Circular was filed may be obtained.

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

PRELIMINARY OFFERING CIRCULAR

SUBJECT TO COMPLETION, DATED February 12, 2026

_____________________________

C2 Blockchain, Inc.

12818 SW 8th St Unit #2008

Miami, FL 33184

888-437-3432

www.c2blockchain.com

UP TO A MAXIMUM OF 73,200,000 SHARES OF COMMON STOCK

(The Company has elected to limit the aggregate number of shares offered and sold pursuant to its Regulation A offering to 100,000,000 shares of common stock, of which 26,800,000 shares have previously been sold.)

SEE “SECURITIES BEING OFFERED” AT PAGE 3.

MINIMUM INDIVIDUAL INVESTMENT: None

	Price Per Share to Public*	Underwriting discount and commissions	Proceeds to issuer
Common Stock	$0.05-$2.00	None	To be determined

*The offering of the Company’s common stock pursuant to this Post-Qualification Offering Circular will commence within two calendar days after the qualification date by the Commission.

The Company reserves the right to change the fixed price per share to the public during the course of the offering and will file a post-qualification offering circular amendment or an offering circular supplement to the Offering Statement at the time depending if any changes are determined to be substantive or not.

The Company is offering, on a best-efforts, self-underwritten basis, up to 73,200,000 shares of common stock, representing the remaining shares available under the aggregate offering limit of 100,000,000 shares. No minimum investment is required. Upon the filing of a final offering circular with the Commission, all shares offered pursuant to this Post-Qualification Offering Circular will be freely transferable without restriction or further registration under Rule 251, except for shares purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act.

The duration of the offering shall be three years from date of qualification by the Commission pursuant to Rule 251(d)(3)(i)(F) of Regulation A. However, we may terminate the offering within three years at the earlier of the date at which the maximum offering amount has been sold or the date at which the offering is earlier terminated by the Company in its sole discretion.

Our common stock trades under the ticker symbol CBLO and is quoted on the OTC MarketPlace on the OTCID market tier. Our shares are thinly traded meaning our shares cannot be easily sold and may have low volume of shares trading per day which can lead to volatile changes in price per share.

Investing in the Company’s common stock involves a high degree of risk. Investors may lose part or all of their investment. The Company does not guarantee any return on investment, and nothing contained in this Post-Qualification Offering Circular constitutes an offer or recommendation to purchase the securities. Potential investors should carefully review the risks disclosed in this Post-Qualification Offering Circular and consult with their own legal, tax, and financial advisors before investing.

The Company expects that the expenses of the offering will be approximately $10,000, but actual expenses may be higher or lower depending on the costs incurred.

The offering is being conducted on a best-efforts basis without any minimum aggregate investment target. The Company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be available to the Company.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS.”

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED OR APPROVED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THESE AUTHORITIES HAVE NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

Investors should understand that the purchase of the Company’s common stock pursuant to this Offering Circular is highly speculative, and there is no guarantee that the Company will achieve its objectives or that investors will realize any return.

This offering is inherently risky and involves a high degree of risk. See “Risk Factors” beginning on page 7.

Sales of these securities will commence on approximately ____  , 2026.

The Company is following the “Offering Circular” format of disclosure under Regulation A.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

In this public offering we, “C2 Blockchain, Inc.” are offering up to a maximum of 73,200,000 shares of our common stock representing the remaining shares available under the aggregate offering limit of 100,000,000 shares. We will receive all of the proceeds from the sale of shares. The offering is being made on a self-underwritten, “best efforts” basis notwithstanding shares may be sold to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information regarding the methods of sale, you should refer to the section entitled “Plan of Distribution” in this offering. There is no minimum number of shares required to be purchased by each investor.  The shares offered by the Company will be sold on our behalf by our sole director and Chief Executive Officer, Levi Jacobson. Mr. Jacobson is deemed to be an underwriter of this offering. He will not receive any commissions or proceeds for selling the registered shares on our behalf.  There is uncertainty that we will be able to sell any of the shares being offered herein by the Company.

Currently, we have 455,486,005 shares of common stock issued and outstanding. Mr. Jacobson indirectly owns 245,000,000 common shares of the Company by and through Mendel Holdings, LLC, a Delaware Limited Liability company whereas he is the sole member resulting in control and representing a voting percentage of approximately 53.79%.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

The following table of contents has been designed to help you find important information contained in this offering circular. We encourage you to read the entire offering circular.

In this Offering Circular, unless the context indicates otherwise, the terms “C2 Blockchain,” “CBLO,” “we,” “us,” “our,” or “the Company” refer to C2 Blockchain, Inc., a corporation formed under the laws of the State of Nevada. The term “common stock” refers to shares of the Company’s common stock.

This Offering Circular contains forward-looking statements regarding the Company’s future operations, financial condition, and prospects. These statements are subject to risks, uncertainties, and assumptions that could cause actual results to differ materially. Investors are cautioned not to place undue reliance on forward-looking statements. For a detailed discussion of forward-looking statements and the factors that could affect the Company’s results, see the section titled “Cautionary Statement Regarding Forward-Looking Statements.”

i

 IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

This Offering Circular is a post-qualification offering circular, Amendment No. 1, and amends the Offering Circular of C2 Blockchain, Inc., which was originally qualified on January 23, 2025. For additional information regarding this Amendment, see the disclosure at the beginning of this Offering Circular.

We are offering to sell, and seeking offers to buy, our Securities only in jurisdictions where such offers and sales are permitted. Please carefully read the information in this Offering Circular and any accompanying Offering Circular supplements, which we refer to collectively as the “Offering Circular.” You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date or as of the respective dates of any documents or other information incorporated herein by reference, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our Securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by federal securities laws.

This Offering Circular is part of an offering statement (the “Offering Statement”) filed with the Securities and Exchange Commission (“SEC”). Periodically, we may provide an offering circular supplement that adds, updates, or changes information contained in this Offering Circular. Any statement made in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. The Offering Statement we have filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any offering circular supplement, together with additional information contained in our annual reports, semi-annual reports, and other reports and information statements that we will file periodically with the SEC. The Offering Statement and all supplements and reports that we have filed or will file in the future can be read at the SEC website, www.sec.gov.

Unless otherwise indicated, data contained in this Offering Circular concerning the markets relevant to the Company's business is based on information from various public sources. Although we believe that this data is generally reliable, such information is inherently imprecise, and our estimates and expectations based on this data involve a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates, or expectations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Offering Circular contains forward-looking statements regarding the Company’s future operations, financial condition, and prospects. Forward-looking statements are based on current expectations, beliefs, and assumptions, and are not guarantees of future performance.

Forward-looking statements often include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will,” or “would,” or similar expressions.

The Company’s primary business holdings are digital assets (cryptocurrency) that are highly volatile and may experience significant decreases in value. As a result, investors may lose all or a significant portion of their investment.

Factors that could cause actual results to differ materially from forward-looking statements are described in the “Risk Factors” section and elsewhere in this Offering Circular.

The Company undertakes no obligation, except as required by law, to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

ii

GLOSSARY OF DEFINED TERMS AND INDUSTRY DATA

The following definitions are provided to assist investors in understanding terms used throughout this Offering Circular. Capitalized terms not defined in this section have the meaning given elsewhere in the Offering Circular.

ADA - A type of digital asset issued by the Cardano blockchain platform. ADA tokens may be used for transferring value, staking, and participating in network governance.

Bitcoin - A type of digital asset based on an open-source math-based protocol existing on the Bitcoin Network and utilizing cryptographic security.

Bitcoin Exchange - An electronic marketplace where exchange participants may trade, buy, and sell bitcoins based on bid-ask trading. The largest Bitcoin Exchanges are online and typically operate 24 hours, publishing transaction prices and volume data.

Bitcoin Exchange Market - The global Bitcoin Exchange market for trading bitcoins, consisting of transactions on electronic Bitcoin Exchanges.

Bitcoin Network - The online, end-user-to-end-user network hosting the public transaction ledger, known as the Blockchain, and the source code forming the basis for the math-based protocols and cryptographic security governing the Bitcoin Network.

Blockchain - The public transaction ledger of the Bitcoin Network on which miners or mining pools solve algorithmic equations to add records of recent transactions (called “blocks”) to the chain in exchange for an award of bitcoins and any applicable transaction fees.

Blockchain Infrastructure - The foundational technology and systems enabling the operation, maintenance, and development of blockchain networks, including hardware, software, protocols, and services required to create, secure, validate, and distribute blockchain data and transactions.

CEA - Commodity Exchange Act of 1936, as amended.

CFTC - The U.S. Commodity Futures Trading Commission, an independent agency that regulates commodity futures and options markets in the United States.

Code - The U.S. Internal Revenue Code of 1986, as amended.

Digital Asset - Collectively, all digital assets based upon a computer-generated math-based and/or cryptographic protocol that may be used to buy and sell goods or pay for services. Bitcoins represent one type of digital asset.

DDoS Attack - Distributed denial of service attacks are coordinated hacking attempts to disrupt websites, web servers, or computer networks by overwhelming a target with a large volume of external requests, preventing it from processing legitimate user requests.

DOG Coin or DOG - A Bitcoin-native, meme-driven digital asset built on the Runes protocol that allows issuance of new digital assets directly on the Bitcoin blockchain. DOG Coins are managed in the Company’s digital asset treasury and tracked publicly at C2DOG.com. The Company views DOG as a Bitcoin-integrated asset with fixed supply, community adoption, and alignment with its treasury strategy.

Exchange Act - The Securities Exchange Act of 1934, as amended.

FDIC - The Federal Deposit Insurance Corporation.

FinCEN - The Financial Crimes Enforcement Network, a bureau of the U.S. Department of the Treasury.

FINRA - The Financial Industry Regulatory Authority, Inc., the primary regulator in the United States for broker-dealers.

Fiat Currency - Currency declared legal tender by a government but not backed by a physical commodity. Its value derives from supply and demand rather than intrinsic material value.

Hash Rate - A measure of computational power on a blockchain network, determined by how many guesses are made per second. Hash rate helps determine the security and mining difficulty of a blockchain network.

IRS - The U.S. Internal Revenue Service, a bureau of the U.S. Department of the Treasury.

Meme Native Digital Asset - A type of digital asset, typically issued and transacted on a blockchain, that derives its primary market recognition or community engagement from internet culture, humor, or social media trends rather than a defined underlying utility. Value may be influenced by online popularity, community sentiment, or speculative interest.

Mining - The process by which Bitcoins are created, involving programmers solving complex math problems with computers in the Bitcoin Network.

SEC - The U.S. Securities and Exchange Commission.

Securities Act - The Securities Act of 1933, as amended.

SIPC - The Securities Investor Protection Corporation.

 iii

 PART - II

offering circular SUMMARY

Background:

Corporate History

C2 Blockchain, Inc. (“CBLO” or the “Company”) was incorporated in the State of Nevada on June 30, 2021. On the same date, Levi Jacobson was appointed as Chief Executive Officer, Chief Financial Officer, and sole Director.

On March 31, 2022, the Company entered into an Agreement and Plan of Merger pursuant to a Nevada holding company reorganization under NRS 92A.180, 92A.200, 92A.230, and 92A.250 (the “Reorganization”). The constituent corporations involved were American Estate Management Company (“AEMC” or “Predecessor”), C2 Blockchain, Inc. (“Successor” or “CBLO”), and AEMC Merger Sub, Inc. (“Merger Sub”). The Company’s sole director was also the sole officer and director of each constituent corporation.

Immediately prior to the Reorganization, C2 Blockchain, Inc. issued 1,000 shares of its common stock to AEMC, and Merger Sub issued 1,000 shares of its common stock to C2 Blockchain, Inc. As a result, C2 Blockchain, Inc. became a wholly owned direct subsidiary of AEMC, and Merger Sub became a wholly owned direct subsidiary of C2 Blockchain, Inc.

On March 31, 2022, Merger Sub filed Articles of Merger with the Nevada Secretary of State, with the merger becoming effective on April 1, 2022, at 4:00 p.m. PST (the “Effective Time”). At the Effective Time, AEMC merged with and into Merger Sub, with AEMC surviving. Each share of AEMC common stock issued and outstanding immediately prior to the merger was converted into one validly issued, fully paid, and non-assessable share of C2 Blockchain, Inc.’s common stock.

On April 1, 2022, the Company transmuted its business plan from that of a blank check shell company to a business combination related shell company with a holding company formation pursuant to a reorganization with American Estate Management Company.

Following the Reorganization, on April 1, 2022, the Company cancelled all of the stock it held in AEMC, resulting in AEMC becoming a stand-alone entity. Under the holding company merger agreement, all assets and liabilities, if any, remained with AEMC following the separation. From the time Levi Jacobson was appointed Director of AEMC through the Reorganization and separation, no assets were identified within AEMC.

The Company undertook the corporate separation to avoid shareholder confusion, given that the business plans and objectives of AEMC and CBLO materially differ. CBLO did not adopt the business model of AEMC’s prior leadership.

In May 2023, while still a shell company, the Company shifted its business focus to exploring potential opportunities in cryptocurrency mining and related digital asset activities.

Subsequently, the Company ceased to be a shell company as of January 2025 and is now a development-stage entity focused on the buildout of infrastructure intended to support future cryptocurrency mining operations and other related digital asset activities. C2 Blockchain Inc. is currently engaged in the planning and development of foundational systems to support those future operations but does not yet conduct its own mining operations.

Any and all of the Company’s business plans, development activities, and investment strategies are subject to various risks and uncertainties. There is no assurance that any such initiatives will be successfully completed, implemented, or yield any material results or revenue.

The Company utilizes home office space provided at no cost by its sole officer and director, Levi Jacobson. The Company’s principal address is 12818 SW 8th St Unit #2008 Miami, FL 33184, and its phone number is 888-437-3432. The Company has elected June 30 as its fiscal year end.

Non-Binding Agreements and Letters of Intent

On March 9, 2025, C2 Blockchain, Inc. and CoinEdge Inc., a Florida corporation, entered into a non-binding Shareholder Agreement outlining the Company’s potential investment of $100,000 in exchange for a 10% equity interest in CoinEdge. The Agreement contemplated that CoinEdge would retain full operational control, and that the Company would have proportional voting rights without any day-to-day management authority or board participation. The Company no longer intends to pursue or consummate this transaction and does not expect to make the contemplated investment. While the Shareholder Agreement has not yet been formally terminated as of the date of this Offering Circular, the Company intends to formally cancel the agreement and will not proceed with the transaction. No funds have been advanced, and no transaction has been consummated.

On July 1, 2025, C2 Blockchain, Inc. entered into a non-binding Letter of Intent with A.R.T. Digital Holdings Corp. regarding a potential acquisition of a 20% equity interest in the “McAllen Project,” a digital infrastructure project located in Texas and owned by a wholly owned subsidiary of A.R.T. Digital. The proposed purchase price under the Letter of Intent was $1,000,000, payable in one or more tranches and subject to negotiation of definitive agreements, due diligence, and funding. The Company has determined not to proceed with this proposed transaction and does not intend to negotiate or execute definitive agreements in connection therewith. Although the Letter of Intent has not yet been formally terminated as of the date of this Offering Circular, the Company intends to formally cancel the Letter of Intent. No funds have been advanced, and no transaction has been consummated.

Summary of Business:

C2 Blockchain, Inc. (“CBLO” or the “Company”) is a development-stage blockchain infrastructure company. The Company’s primary current activity is maintaining a digital asset treasury, consisting mainly of DOG Coins, a Bitcoin-native token issued on the Runes protocol. As of the date of this Offering Circular, the Company holds approximately 600,085,932 DOG Coins, with a stated target of acquiring up to 1,000,000,000 DOG Coins. DOG Coins are distinct from the more widely known Dogecoin (“DOGE”), and their value has been volatile, with a general trend of decline in recent months. Investors should be aware that the value of these assets may fluctuate substantially, and there is a risk of losing some or all of the Company’s investment in DOG Coins as well as any investment made by investors.

All decisions regarding the purchase, sale, or management of DOG Coins and other digital assets are made solely by the Company’s sole officer and director, Levi Jacobson. Mr. Jacobson has no formal financial, investment, or professional accreditation and uses Company funds based on his judgment regarding potential opportunities. There can be no assurance that any such decisions will be profitable or avoid losses.

The Company has also developed a proprietary AI-powered crypto chatbot, which was launched in beta on May 5, 2025. Development of the chatbot has since been paused while the Company focuses on other business priorities. The chatbot has not generated revenue, there is no assurance that it will be commercialized or become profitable, and no patents or other intellectual property have been filed or formally secured for this technology.

The Company has plans to pursue other initiatives, including establishing a 14-megawatt Bitcoin mining facility and exploring potential acquisitions in the digital asset and blockchain infrastructure space. The mining equipment will initially be housed at a third-party hosting facility until the Company completes its own facility. A portion of the offering proceeds is expected to be allocated toward the lease and buildout of the Company’s mining facility; however, the Company may reallocate proceeds to other initiatives or operational needs, including salaries and day-to-day operations, as detailed in the “Use of Proceeds” section. As of the date of this Offering Circular, these initiatives are in preliminary stages and have not generated revenue. There is no assurance that these projects will be implemented, become operational, or yield any financial return.

In addition to its primary operations, the Company has engaged in limited ancillary activities, including the sale of collectible silver coins featuring DOG-themed artwork. These coins are intended solely as memorabilia and are not investments, do not confer any rights to the Company’s digital asset holdings, and are not linked to DOG Coins or any other cryptocurrency. The Company does not expect sales of such merchandise to represent a material portion of its revenues or operations.

Proceeds raised pursuant to the Company’s Regulation A offering, qualified on January 23, 2025, have been used solely to fund day-to-day operating activities. Proceeds from this Post-Qualification Offering Circular, Amendment No. 1, are expected to be used primarily for the acquisition of mining equipment and potential buildout or leasing of facilities to house such equipment. However, the Company may reallocate proceeds to other initiatives or operational needs, including salaries and day-to-day operations, as detailed in the “Use of Proceeds” section. No proceeds from this offering are intended to be used for the purchase of DOG Coins or other digital assets. The Company may, in the future, conduct other offerings of its common stock, including restricted sales, to fund initiatives such as the acquisition of digital assets or other projects described herein. See “Description of Business” for additional information.

Employees and Executive Officers:

The Company currently has one executive officer and director. Levi Jacobson serves as President, Chief Executive Officer, Chief Financial Officer, Treasurer, and sole director. He is responsible for all executive decision-making, including management of operations, strategic initiatives, and digital asset acquisitions.

Mr. Jacobson has no formal financial, investment, or professional accreditation. For the fiscal year ended June 30, 2025, he received total compensation of $100,000, consisting of $16,000 in salary and $84,000 in deferred compensation. He is eligible for a monthly salary of $20,000 and an annual performance bonus of up to $250,000 under his Employment Agreement, effective February 1, 2025.

Our Offering:

The Company is offering, on a best-efforts, self-underwritten basis, up to 73,200,000 shares of our common stock, representing the remaining shares available under the aggregate offering limit of 100,000,000 shares. The offering price will be determined within the range of $0.05 to $2.00 per share. No minimum investment is required from any individual investor. The final offering price per share will be disclosed in accordance with Rule 253(g) under Regulation A and will remain fixed for the duration of the offering, unless a post-qualification amendment is filed and approved by the Securities and Exchange Commission.

The Company’s authorized capital stock consists of 520,000,000 shares, of which 500,000,000 shares are designated as common stock at $0.001 par value and 20,000,000 shares are designated as preferred stock at $0.001 par value. The preferred stock may be issued in one or more classes or series, with such voting powers, preferences, limitations, or restrictions as determined by the Board of Directors.

As of the date of this Offering Circular, the Company has 455,486,005 shares of common stock issued and outstanding and no shares of preferred stock issued or outstanding. The Company will receive all proceeds from the sale of common stock under this offering.

Levi Jacobson, the Company’s sole director and officer, will sell shares of common stock on behalf of the Company and is deemed an underwriter under the Securities Act of 1933. No commissions or fees will be paid to Mr. Jacobson for such sales.

Our common stock trades under the ticker symbol CBLO and is quoted on the OTC MarketPlace on the OTCID market tier. Our shares are thinly traded, meaning they cannot be easily sold and may have low daily trading volume, which can lead to volatile changes in the price per share.

The offering price has been arbitrarily determined by the Company and does not reflect the value of the Company’s assets, book value, earnings, or other established criteria. In setting the offering price and number of shares, the Company considered its capital structure and anticipated capital needs. Investors should not view the offering price as an indication of the actual value of the securities.

The offering is being conducted on a self-underwritten, best-efforts basis. Management may engage brokers to assist in placing shares on a commission basis but has no plans to do so at this time. There is no minimum offering amount, and all proceeds will be immediately available to the Company for use in accordance with the “Use of Proceeds.” No funds will be held in escrow, trust, or other segregated account.

If 25%, 50%, 75%, and 100% of the remaining 73,200,000 shares are sold at the midpoint of the price range ($1.025 per share), the gross proceeds to the Company would be approximately $18,843,000, $36,615,000, $54,388,000, and $75,060,000, respectively. Actual proceeds will depend on the final offering price and the number of shares sold.

Proceeds to Company in Offering

	Number of Shares	Offering Price (1)	Underwriting Discounts & Commissions	Approximate Gross Proceeds

Per Share
25% of Remaining Offering Sold	18,300,000	$1.025	$0	$18,757,500
50% of Remaining Offering Sold	36,600,000	$1.025	$0	$37,515,000
75% of Remaining Offering Sold	54,900,000	$1.025	$0	$56,272,500
100% of Remaining Offering Sold	73,200,000	$1.025	$0	$75,030,000

(1)	Assumes an illustrative midpoint offering price of $1.025 per share, which is within the range of $0.05 to $2.00 per share set forth in this Offering Circular. Actual proceeds will depend on the final offering price and the number of shares sold.

Securities being offered by the Company

Up to a maximum of 73,200,000 shares of common stock are being offered by the Company at a fixed price per share within the range of $0.05 to $2.00, with no minimum amount required to be purchased by any individual investor. A final fixed price per share will be determined upon qualification by the Securities and Exchange Commission or in a final or supplemental offering circular at the time of sale of the common stock. The shares will be offered directly by the Company through its sole director and Chief Executive Officer, Levi Jacobson, on a self-underwritten, best-efforts basis. The offering will terminate at the earlier of: (i) the date on which the maximum offering amount has been sold or (ii) the date on which the Company elects, in its sole discretion, to terminate the offering.

Offering price per share	We will sell the shares at a final fixed price per share to be determined at time of qualification or in a final or supplemental offering circular supplement at the time of sale of our common stock between the price range of $0.05 and $2.00 per share.

Number of shares of common stock outstanding before the offering of common stock	There are 455,486,005 common shares issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock	___ common shares will be issued and outstanding if we sell all of the common shares we are offering at a offering price of $____ per share.

Number of shares of preferred stock outstanding before the offering of common stock	No preferred shares are currently issued and outstanding.

Number of shares of preferred stock outstanding after the offering of common stock	No preferred shares will be issued and outstanding.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	Our common stock trades under the ticker symbol CBLO and is quoted on the OTC MarketPlace on the OTCID market tier.

Use of Proceeds

We intend to use the gross proceeds from this offering primarily for the purchase of Bitcoin mining equipment, including the potential leasing or securing of physical space for mining operations. A portion of the proceeds may also be used for salaries, offering-related costs and ongoing compliance costs, working capital, or other general corporate purposes. The actual allocation of proceeds will be determined solely by Levi Jacobson, the Company’s sole officer and director, and may differ from the illustrative allocations described herein. See “Use of Proceeds” for more details.

Termination of the Offering	The offering will terminate at the earlier of the date at which the maximum offering amount has been sold or the date at which the offering is earlier terminated by the Company in its sole discretion.

Terms of the Offering	Our Chief Executive Officer, Levi Jacobson will sell the shares of common stock on behalf of the company, upon qualification of this Offering Statement, on a BEST EFFORTS basis.
Subscriptions:	All subscriptions once accepted by us are irrevocable.
Registration Costs	The Company expects that the expenses of the offering will be approximately $10,000, but actual expenses may be higher or lower depending on the costs incurred.
Risk Factors:	See “Risk Factors” and the other information in this offering circular for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

You should rely only upon the information contained in this offering circular. We have not authorized anyone to provide you with information different from that which is contained in this offering circular. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section and the accompanying financial statements and related notes included elsewhere in this offering circular.

The tables and information below are derived from some of our most recent quarterly financial statements filed with the SEC on November 19, 2025 for the quarterly period ended September 30, 2025.

	September 30, 2025 (Unaudited)	June 30, 2025 (Audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$148,102	$9
Prepaid Expenses	4,375	13,068
Total Current Assets	152,477	13,077

NON-CURRENT ASSETS
Intangible assets - cryptocurrency	$1,082,426	$62,474

TOTAL ASSETS	$1,234,903	$75,551

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accrued liabilities	$107,000	$84,000
Convertible loans, net of discount	158,819	-
Derivative Liability	1,597,514	-
TOTAL LIABILITIES	$1,863,333	$84,000

Stockholders’ Equity (Deficit)
Preferred stock ($.001 par value, 20,000,000 shares authorized; 0 issued and outstanding as of September 30, 2025, and June 30, 2025)	-	-

Common stock ($.001 par value, 500,000,000 shares authorized, 393,319,338 and 274,736,005 shares issued and outstanding as of September 30, 2025, and June 30, 2025, respectively)	393,319	274,736
Additional paid-in capital	1,571,016	(35,401)
Shares payable	75,000	50,000
Accumulated deficit	(2,667,765)	(297,784)
Total Stockholders’ Equity (Deficit)	(628,430)	(8,449)

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)	$1,234,903	$75,551

 C2 Blockchain, Inc.

Statement of Operations

(Unaudited)

	Three Months Ended September 30, 2025	Three Months Ended September 30, 2024

Revenue
Staking rewards	$44	$-
Total revenue	44	-

Operating expenses
General and administrative expenses	302,933	7,784
Total operating expenses	302,933	7,784

Operating Income (Loss)	(302,889)	(7,784)

Other Income/(Loss)
Interest Expense	(642,120)	-
Loss on change in fair market value of derivative liability	(933,879)	-
Gain (loss) on change in fair value of cryptocurrency	(491,092)	-
Total Other Income (Loss)	(2,067,091)	-

Net loss	$(2,369,980)	$(7,784)

Basic and Diluted net loss per common share	$(0.01)	$(0.00)

Weighted average number of common shares outstanding - Basic and Diluted	339,475,135	253,936,005

As of the date of this Post-Qualification Offering Circular, the Company continues to qualify as an emerging growth company under the JOBS Act of 2012 and has elected not to opt out of the extended transition period for new or revised accounting standards. This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

•	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

•	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

•	be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

•	be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

•	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

•	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

•	the last day of the fiscal year during which we have annual total gross revenues of $1,235,000,000 or more;

•	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

•	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

•	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

RISK FACTORS

Please consider the following risk factors and other information in this Offering Circular relating to our business before deciding to invest in our common stock. The Company is an operating business; however, it has not yet fully implemented all of its planned operations, and there can be no assurance that any such initiatives will be successfully completed or generate the intended results.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this Offering Circular before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition, and results of operations could be materially harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk and speculative investment. An investment in our common stock may result in a complete loss of the invested amount.

In addition, there may be risks that the Company does not currently know or does not currently consider material. Any of these unknown or unforeseen risks could also materially harm the Company or result in a total loss of your investment.

An investment in our common stock is highly speculative and should only be made by persons who can afford to lose their entire investment. You should carefully consider the following risk factors and all other information in this Offering Circular before deciding to become a holder of our common stock.

Risks Relating to Our Business and Operations

Our operations and financial condition are highly dependent on our sole officer and director, who is also our only employee, which creates concentration, governance, and operational risks that could result in substantial losses.

The Company’s operations, strategic decisions, and financial condition are highly dependent on Levi Jacobson, the sole officer, director, and only employee. Mr. Jacobson is responsible for all aspects of management, including cybersecurity oversight, capital allocation, digital asset transactions, operational decisions, and the use of proceeds from this Offering. The Company has no independent directors, committees, or formal internal controls to review, approve, or challenge his decisions. Concentration of management in a single individual increases the risk of errors, poor judgment, conflicts of interest, or mismanagement. Broad discretion over the use of Offering proceeds, including determining his own compensation or participating in related-party financing, may further increase these risks. Any adverse outcomes from these factors could materially harm the Company and may result in the partial or total loss of your investment.

Our financial condition, net losses, and limited liquidity raise substantial doubt about our ability to continue as a going concern.

The Company has incurred substantial net losses since inception and expects to continue to incur losses as it pursues its business objectives, including for the years ended June 30, 2024, and June 30, 2025, and the period ended September 30, 2025, and it is expected that losses will continue thereafter. Operating revenues have been almost negligible while operating expenses have significantly exceeded revenues. The Company has limited cash reserves and may need to raise additional capital to fund operations, purchase equipment, or pursue its business plan. There can be no assurance that financing will be available on favorable terms or at all. If sufficient funding is not obtained, the Company may be forced to cease operations, liquidate assets, or seek bankruptcy protection, and there can be no assurance that it will achieve or sustain profitability. Any of these outcomes could materially harm the Company and may result in the partial or total loss of your investment.

Our reliance on digital assets, including DOG Coins, exposes us to significant volatility and the potential for substantial losses.

The Company may incur significant realized or unrealized losses from its digital assets, including cryptocurrencies, which could materially affect its financial statements, equity, and results of operations. For the years ended June 30, 2024, and 2025, and the period ended September 30, 2025, the Company recorded impairment and realized losses related to its ADA holdings, which were subsequently fully divested, resulting in realized losses approximately equal to previously recorded impairments. As of the date of this Offering Circular, the Company has unrealized losses on its digital asset holdings of approximately $1.1 million; this specific amount has not been audited or reviewed. The Company may continue to purchase additional digital assets or resell current holdings, including DOG Coins, a community-supported Bitcoin-native token that is highly speculative and volatile. Concentration in DOG Coins increases exposure to fluctuations in price, adoption, and market demand. Future declines in the value of DOG Coins or any other digital assets could materially harm the Company and may result in the partial or total loss of your investment.

Ancillary Silver Coin Sales May Generate Limited Revenue.

The Company has offered a limited number of silver coins as collectible memorabilia. There can be no assurance that future sales will occur or that the Company will generate significant revenue from such activities. Sales of these coins are not expected to be a material source of revenue and may not continue.

Silver Coin Value Is Uncertain and May Fluctuate.

The pricing of silver coins is influenced by silver spot prices, minting costs, numismatic premiums, and other factors. The resale value of the coins is unpredictable, and purchasers should not expect appreciation or a financial return.

Sales Depend on Third-Party Vendors and Fulfillment.

The Company relies on unaffiliated third-party vendors for manufacturing, distribution, and fulfillment of silver coins. Any delays, errors, or failures by these vendors could adversely affect sales, delivery, or customer satisfaction.

Silver Coins Do Not Confer Rights or Ownership.

Silver coins sold by the Company do not provide any ownership, economic interest, or rights in the Company or its digital assets, including DOG Coins. Purchasers should not expect any participation in profits or appreciation of the Company’s cryptocurrency holdings.

Regulatory Changes or Compliance Requirements Could Affect Sales of Silver Coins we are selling.

Although the silver coins we are selling are offered as memorabilia, changes in applicable laws, tax requirements, or numismatic regulations could limit the Company’s ability to sell, price, or distribute these coins, which may adversely impact ancillary revenue.

Limited Market and Demand Could Affect Silver Coins We Are Selling.

The silver coins we are selling are collectibles and not investments. There is no established secondary market for resale, and purchasers may be unable to sell coins or may experience significant losses if they attempt to resell them.

Silver Market Fluctuations Could Affect Silver Coins We Are Selling.

Although pricing of the silver coins we are selling reflects silver spot prices, minting costs, and numismatic premiums, significant changes in silver prices or production costs could require price adjustments or reduce profitability from these ancillary sales.

Our cryptocurrency mining operations and reliance on technology and third-party providers expose us to operational, cybersecurity, and market risks that could result in substantial losses.

The Company’s planned cryptocurrency mining operations, if developed, would depend on the acquisition, operation, and maintenance of ASIC mining hardware (or similar capable equipment), including the S19 XP model, which may quickly become obsolete as more efficient equipment is introduced by competitors. Cryptocurrency mining operations are highly energy-intensive, and profitability depends on access to reliable and cost-effective electricity. Fluctuations in electricity rates, power availability, or operational interruptions could materially reduce future revenue. The Company also relies on third-party custodians, wallet providers, and operational infrastructure for storage, transaction processing, and network management of its digital assets. Any compromise, breach, system failure, or operational disruption, including hacking, malware, physical theft, or errors, could result in partial or total loss of digital assets, mining equipment, or operational data. Network risks, including increases in mining difficulty, changes in hash rate, malicious actors controlling network processing power, blockchain forks, or shifts in consensus protocols such as a transition from proof-of-work to proof-of-stake, could further adversely affect mining results or the value of mined digital assets. Changes in mining protocols, environmental regulations, government oversight, or market demand could also materially impair operations. Maintaining competitive mining operations may require significant additional capital expenditures, which may not be available on favorable terms or at all. Any of these risks could materially harm the Company and may result in the partial or total loss of your investment.

Regulatory, Licensing, Operational, and Mining Risks Could Materially Harm the Company.

The Company’s planned cryptocurrency mining operations, digital asset activities, and other business initiatives depend on obtaining and maintaining required approvals, licenses, permits, and regulatory compliance. There is no assurance that the Company will satisfy all conditions for approval, that officials will act favorably, or that it can adapt to changes in laws, regulations, or policies. Mining operations are highly capital-intensive and rely on access to cost-effective electricity, functioning equipment, network stability, and the market value of mined digital assets. Mining hardware may quickly become obsolete due to technological changes, and periodic halving events, environmental, regulatory, or legal changes could reduce mining rewards or increase costs. Constructing, equipping, and operating a mining facility involves uncertainty regarding site, size, configuration, leasing, and operational viability. Any delays, failures, unprofitability, or noncompliance could materially impair the Company’s operations, financial condition, or strategic execution and may result in the partial or total loss of your investment.

Operational and cybersecurity risks could result in the partial or total loss of digital assets or operational disruption.

The Company depends on third-party custodians, wallet providers, and technology infrastructure to manage and secure its digital assets, including DOG Coins, and to support any future mining operations. Loss, theft, hacking, malware, system failures, or unauthorized access could result in the irreversible loss of digital assets, including through loss or destruction of private keys, and may materially disrupt operations. Cryptocurrency transactions are generally irreversible, which increases the risk of permanent loss.

The Company has limited ability to monitor or control the security practices of third-party providers, and internal cybersecurity oversight is limited, with no formal enterprise-wide program. Operational or technological failures, breaches, or changes in blockchain protocols or liquidity could materially harm the Company. Any such events could result in the partial or total loss of your investment.

Our limited financial resources, history of losses, and reliance on additional financing and digital asset liquidity could materially harm the Company and result in the loss of your investment.

The Company has incurred substantial net losses in prior periods, including for the years ended June 30, 2024, and 2025 and the period ended September 30, 2025, with revenues that have been almost negligible while operating expenses have significantly exceeded revenues. We expect to continue incurring losses in the future, and there can be no assurance that the Company will achieve or sustain profitability. As of June 30, 2025, the Company had limited cash reserves and negative stockholders’ equity, which increases reliance on future debt or equity financing to fund operations and execute its business plan. There can be no assurance that additional financing will be available on favorable terms or at all. In addition, the Company may need to sell digital assets, including DOG Coins or other cryptocurrencies, to meet liquidity needs. Future realized or unrealized losses on digital asset holdings, combined with fluctuations in market prices, could materially reduce available funds. Any inability to obtain financing, convert digital assets into cash on favorable terms, or generate sufficient revenues could materially harm the Company and may result in the partial or total loss of your investment.

Our business and digital asset holdings are exposed to cryptocurrency market volatility, mining risks, operational disruptions, and concentration that could result in substantial losses.

The Company’s operations and financial condition are highly dependent on its holdings of DOG Coins, which are highly volatile and may decline significantly. Realized and unrealized losses on digital asset holdings, including prior impairments and divestitures, could materially reduce equity, liquidity, and operating results. Concentrating the Company’s holdings exclusively in DOG Coins increases exposure to fluctuations in market prices, adoption, or network relevance. The Company may, in the future, acquire additional digital assets, which could present similar risks.

Mining operations, if developed, are highly sensitive to electricity costs, network difficulty, hash rate fluctuations, hardware performance, and availability of sufficient mining machines. Future halving events may reduce mining rewards, and mining hardware may become obsolete quickly, requiring significant reinvestment. Regulatory, legal, or environmental changes could restrict mining activity, and systemic network irregularities, forks, or malicious actors controlling network processing power could disrupt operations.

The Company relies on third-party exchanges, wallet providers, and custodians, which may be subject to hacking, fraud, operational failure, or theft, including loss of private keys, potentially resulting in irretrievable loss of digital assets. Transactions on blockchain networks are generally irreversible, further increasing the risk of permanent loss. Any combination of market volatility, mining challenges, operational disruptions, protocol changes, or concentration risks could materially harm the Company and may result in the partial or total loss of your investment.

Digital Asset Holdings, Mining Operations, Hardware, and Operational Risks Could Materially Harm the Company.

The Company’s financial condition, operations, and potential profitability are highly dependent on its holdings of DOG Coins and other digital assets, which are highly volatile and subject to market, regulatory, technological, and network factors beyond the Company’s control. Realized or unrealized losses on digital assets could materially reduce equity, liquidity, and operating results. Concentration in DOG Coins increases exposure to adverse market movements, network adoption, and technological changes.

Planned cryptocurrency mining operations, if developed, are speculative, capital-intensive, and dependent on acquiring, deploying, and maintaining sufficient mining hardware, including ASIC miners such as the S19 XP model. Mining hardware may quickly become obsolete due to technological changes, and additional capital may be required to remain competitive with no assurance that such capital will be available. Profitability depends on electricity costs, network difficulty, hash rate, halving events, and the market prices of mined digital assets. Operational interruptions, delays in acquiring hardware, competition, or regulatory and environmental changes could materially reduce mining returns.

Any combination of these factors, including volatility in digital asset prices, concentration of holdings, mining hardware obsolescence, operational challenges, or regulatory changes, could materially harm the Company and may result in the partial or total loss of your investment.

Early-Stage Operations, Limited Revenues, AI Projects, Business Strategy Changes, and Intellectual Property Risks Could Materially Harm the Company.

The Company is an early-stage development-stage company with limited operating history, negligible revenues, and no assurance of achieving profitability. Investors have limited ability to evaluate future financial results, operational success, or prospects. The Company’s AI-powered crypto chatbot project has not generated revenue, development has been paused, and there is no assurance it will be successfully commercialized, achieve market acceptance, or generate profits. The Company may abandon, modify, or delay its business strategy, including changes to its digital asset strategy or product development priorities, at any time.

The Company also has limited intellectual property rights, does not currently own patents, copyrights, or trademarks for its technology, and may be unable to obtain, protect, or enforce proprietary rights in the future. Competitors or third parties may develop similar or superior technology, which could render the Company’s products, services, or business methods less competitive, obsolete, or commercially unviable.

Any combination of these factors, including limited operating history, unproven projects, strategic changes, or intellectual property limitations, could materially harm the Company and may result in the partial or total loss of your investment.

Concentration of Management and Rapid Growth Could Materially Harm the Company.

The Company’s operations are highly dependent on its sole officer, director, and only employee, Levi Jacobson. Rapid accumulation of cryptocurrency assets or expansion of operations without corresponding infrastructure, oversight, or controls could strain management and increase the risk of errors, conflicts of interest, poor judgment, or mismanagement. Concentration of responsibility in a single individual, combined with operational growth challenges, could materially impair the Company’s operations, financial condition, or strategic execution, and may result in the partial or total loss of your investment.

The Company’s non-binding agreements and letters of intent may never be completed, and their cancellation may not be fully effective, which could result in the loss of your investment.

The Company has entered into non-binding agreements and letters of intent with third parties, including CoinEdge Inc. and A.R.T. Digital Holdings Corp., but no transactions have been consummated and no funds have been advanced. Although the Company intends to formally cancel these agreements, there is no assurance that such cancellations will be completed as planned, or that the agreements will not create unforeseen obligations or liabilities. There is also no assurance that these agreements would ever have resulted in completed transactions on the contemplated terms. Any failure to execute, cancel, or otherwise resolve these agreements could adversely affect the Company’s growth prospects, business development strategy, and financial condition, and may result in the partial or total loss of your investment.

Risks Relating to Securities Regulations and Legal Compliance

Because there has been limited precedent set for financial accounting for Bitcoin and other cryptocurrencies, the determinations that we plan to make for how to account for cryptocurrencies transactions may be subject to change.

The accounting rules and regulations that we must comply with are complex and subject to interpretation by the Generally Accepted Accounting Principals (“GAAP”), the SEC, and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a significant effect on our reported financial results, and may even affect the reporting of transactions completed before the announcement or effectiveness of a change. Further, there has been limited precedents for the financial accounting of cryptocurrencies and related valuation and revenue recognition, and no official guidance has been provided by GAAP or the SEC. As such, there remains significant uncertainty on how companies can account for cryptocurrency transactions, cryptocurrencies, and related revenue. Uncertainties in or changes to in regulatory or financial accounting standards could result in the need to changing our accounting methods and restate our financial statements and impair our ability to provide timely and accurate financial information, which could adversely affect our financial statements, result in a loss of investor confidence, and more generally impact our business, operating results, and financial condition.

Cryptocurrencies and transactions may be subject to further taxation in the future.

In recent years, the rise of cryptocurrency prices and transaction volume has attracted the attention of tax authorities. As the laws governing cryptocurrencies are still evolving, the tax treatment of cryptocurrencies in various jurisdictions is subject to change. New laws or legislations, such as the ones introduced in the United States under the “Infrastructure Investment and Jobs Act,” commonly referred to as the “infrastructure bill,” which was signed into law on November 15, 2021, will include tax reporting provisions that apply to cryptocurrencies. Introductions of more stringent provisions on reporting or surveillance of cryptocurrencies and cryptocurrencies will likely be an ongoing trend from authorities worldwide. These new provisions may direct or indirectly impact scrutiny and assessments in relation to taxation. While some countries have expressed an intention to or have imposed taxation on cryptocurrencies and transactions, other tax authorities have been silent. As there is considerable uncertainty over the taxation of cryptocurrencies, there is no guarantee that the cryptocurrencies and transactions denominated in cryptocurrencies will not be subject to further taxation in the future, including but not limited to additional taxes and increased tax rate. These events could reduce the economic return of cryptocurrency and increase the holding costs of cryptocurrencies, which could materially and adversely affect our business, results of operations and financial condition.

Growing Regulatory Focus on Crypto Assets May Adversely Affect Our Business, Financial Condition, and Results of Operations.

Until the recent decade, relatively little regulatory attention was directed toward the crypto asset market by U.S. federal and state governments, non-U.S. governments, and self-regulatory agencies. As crypto assets have grown in popularity and market size, regulators including the Federal Reserve Board, U.S. Congress, the SEC, the CFTC, FinCEN, the FBI, and local and foreign governmental and consumer agencies have increasingly scrutinized crypto networks, users, and platforms. Focus areas include the potential use of crypto assets to launder proceeds of illegal activity, fund criminal or terrorist enterprises, and ensure the safety and soundness of platforms holding crypto assets for users. Many of these entities have called for heightened regulatory oversight and issued consumer advisories describing the risks posed by crypto assets to users and investors. For example, in March 2022, Federal Reserve Chair Jerome Powell highlighted the need for regulation to prevent cryptocurrencies from facilitating criminal activity, and on March 8, 2022, President Biden announced an executive order to establish a unified federal regulatory regime for cryptocurrencies.

Recent enforcement actions and industry events illustrate the heightened scrutiny of the crypto market. On June 5, 2023, the SEC charged Binance Holdings LTD with selling unregistered securities, and on June 6, 2023, the SEC charged Coinbase, Inc. with operating as an unregistered national securities exchange, broker, and clearing agency, as well as failing to register its crypto staking-as-a-service program. The bankruptcy filings of FTX, Alameda Research LLC, and other crypto companies in 2022 are also likely to prompt increased regulatory oversight from the SEC, CFTC, and other agencies.

The complexity of our business and the significant uncertainty surrounding the regulation of crypto assets require us to exercise judgment in determining which laws, rules, and regulations apply. Governmental bodies or regulators may disagree with our conclusions. Any failure to comply with applicable laws, rules, or regulations could result in significant fines, license revocations, enforcement actions, or other regulatory consequences. Increasingly strict legal and regulatory requirements, investigations, or enforcement actions could require us to devote additional resources to compliance, change aspects of our business, or limit the utility of Bitcoin. Although we are not directly connected to recent crypto market disruptions, our association with the cryptocurrency industry may result in reputational harm. Ongoing and future regulation and regulatory actions could significantly restrict or eliminate the market for or uses of Bitcoin and may adversely affect our business, financial condition, and results of operations.

We may be deemed an investment company under the Investment Company Act of 1940, which could materially restrict our business and increase costs.

Under the Investment Company Act of 1940, as amended, an issuer will generally be deemed an “investment company” if it is either an “orthodox” investment company primarily engaged in investing, reinvesting, or trading in securities, or an inadvertent investment company that owns or proposes to acquire investment securities exceeding 40% of its total assets (excluding U.S. government securities and cash items).

We believe we are not and will not be primarily engaged in investing, reinvesting, or trading in securities, and we intend to operate as a cryptocurrency mining business. Accordingly, we do not believe we are an orthodox investment company. While certain cryptocurrencies may be deemed securities, we do not believe Bitcoin or certain other cryptocurrencies are securities. As a result, we believe less than 40% of our total assets could be considered investment securities, and we do not believe we are an inadvertent investment company under the 40% test.

However, there is regulatory uncertainty regarding the treatment of cryptocurrencies, including Bitcoin, under the Investment Company Act. If certain cryptocurrencies were deemed securities and consequently investment securities by the SEC, we could be deemed an inadvertent investment company. Registration under the 1940 Act would require substantial restructuring, impose costly and restrictive operational requirements, and could materially increase our expenses. Failure to register if required could materially harm our business.

We intend to conduct our operations to avoid registration under the 1940 Act. However, there can be no assurance that we will maintain this exclusion. Seeking to avoid registration may limit our ability to engage in cryptocurrency mining operations or other investments, potentially forcing us to hold or sell assets contrary to our business strategy, which could materially and adversely affect our business, financial condition, and results of operations.

There is no one unifying principle governing the regulatory status of cryptocurrencies nor whether cryptocurrencies are securities in any particular context. Regulatory changes or actions in one or more countries may alter the nature of an investment in us or restrict the use of cryptocurrencies, such as Bitcoins, in a manner that adversely affects our business prospects or operations.

As cryptocurrencies have grown in both popularity and market size, governments around the world have reacted differently, with certain governments deeming cryptocurrencies illegal, and others allowing their use and trade without restriction. In the U.S., the Commission and staff have issued reports, orders, and statements that provide guidance on when a crypto asset may be a security for purposes of the U.S. federal securities laws.

Bitcoin is the oldest and most well-known form of cryptocurrency. Bitcoin and other forms of cryptocurrencies have been the source of much regulatory consternation, resulting in differing definitional outcomes without a single unifying statement. Bitcoin and other cryptocurrencies are viewed differently by different regulatory and standards setting organizations globally as well as in the United States on the federal and state levels. For example, the Financial Action Task Force considers a cryptocurrency as currency or an asset, and the Internal Revenue Service (“IRS”) considers a cryptocurrency as property and not currency. Further, the IRS applies general tax principles that apply to property transactions to transactions involving virtual currency.

On April 20, 2021, the U.S. House of Representatives passed a bipartisan bill titled “Eliminate Barriers to Innovation Act of 2021” (H.R. 1602). The bill was received by the Senate and read twice and referred to the committee on Banking, Housing, and Urban Affairs. The bill was not passed by the Senate and defeated on January 3, 2023. On January 10, 2024, the U.S. Securities and Exchange Commission approved 11 spot bitcoin exchange-traded fund (ETF) applications. The SEC did not endorse or approve bitcoin.

1)	ARK 21Shares Bitcoin ETF (ARKB)

2)	Bitwise Bitcoin ETF (BITB)

3)	Fidelity Wise Origin Bitcoin Trust (FBTC)

4)	Franklin Bitcoin ETF (EZBC)

5)	Grayscale Bitcoin Trust (GBTC)

6)	Hashdex Bitcoin ETF (DEFI)

7)	Invesco Galaxy Bitcoin ETF (BTCO)

8)	iShares Bitcoin Trust (IBIT)

9)	Valkyrie Bitcoin Fund (BRRR)

10)	VanEck Bitcoin Trust (HODL)

11)	WisdomTree Bitcoin Fund (BTCW)

If regulatory changes or interpretations require the regulation of Bitcoin or other cryptocurrencies under the securities laws of the United States or elsewhere, including the Securities Act, the Exchange Act, the 1940 Act, and the Bank Secrecy Act or similar laws of other jurisdictions and interpretations by the SEC, the CFTC, the IRS, Department of Treasury or other agencies or authorities, we may be required to register and comply with such regulations, including at a state or local level. To the extent that we decide to continue operations, the required registrations and regulatory compliance steps may result in extraordinary expense or burdens to us. We may also decide to cease certain operations and change our business model. Any disruption of our operations in response to the changed regulatory circumstances may be at a time that is disadvantageous to us.

A determination that any cryptocurrency is a “security” may adversely affect the value of such cryptocurrency and could therefore adversely affect our business, prospects or operations.

Depending on its characteristics, a cryptocurrency may be considered a “security” under the federal securities laws. The test for determining whether a particular cryptocurrency is a “security” is complex and difficult to apply, and the outcome is difficult to predict. Whether a crytocurrency is a security under the federal securities laws depends on whether it is included in the lists of instruments making up the definition of “security” in the Securities Act, the Exchange Act and the Investment Company Act. Cryptocurrencies as such do not appear in any of these lists, although each list includes the terms “investment contract” and “note,” and the SEC has typically analyzed whether a particular cryptocurrency is a security by reference to whether it meets the tests developed by the federal courts interpreting these terms, known as the Howey and Reves tests, respectively. For many cryptocurrencies, whether or not the Howey or Reves tests are met is difficult to resolve definitively, and substantial legal arguments can often be made both in favor of and against a particular digital asset qualifying as a security under one or both of the Howey and Reves tests. Adding to the complexity, the SEC staff has indicated that the security status of a particular digital asset can change over time as the relevant facts evolve.

Current and future legislation and SEC-rulemaking and other regulatory developments, including interpretations released by a regulatory authority, may impact the manner in which Bitcoin or other cryptocurrencies are viewed or treated for classification and clearing purposes. In particular, Bitcoin and other cryptocurrencies may not be excluded from the definition of “security” by SEC rulemaking or interpretation requiring registration of all transactions unless another exemption is available, including transacting in Bitcoin or other cryptocurrencies among owners and requiring registration of trading platforms as “exchanges.” Accordingly, cryptocurrencies such as Zcash may currently be a security, based on the facts as they exist today, or may in the future be found by the SEC or a federal court to be a security under the federal securities laws. We do not intend to hold or generate mining yield from any other cryptocurrencies except Bitcoin. Accordingly, if Bitcoin is determined by us, the SEC or other regulatory authorities to be a security under the federal securities laws, it could result in interruption of our business operations.

Furthermore, the SEC may determine that certain cryptocurrencies or interests, for example tokens offered and sold in ICOs, may constitute securities under the Howey test as stated by the United States Supreme Court. As such, ICO offerings would require registration under the Securities Act or an available exemption therefrom for offers or sales in the United States to be lawful. Section 5(a) of the Securities Act provides that, unless a registration statement is in effect as to a security, it is unlawful for any person, directly or indirectly, to engage in the offer or sale of securities in interstate commerce. Section 5(c) of the Securities Act provides a similar prohibition against offers to sell, or offers to buy, unless a registration statement has been filed.

Although we do not intend to be engaged in the offer or sale of securities in the form of ICO offerings, and we do not believe our planned mining activities would require registration for us to conduct such activities and accumulate cryptocurrencies, the SEC, CFTC, Nasdaq, IRS or other governmental or quasi-governmental agency or organization may conclude that our activities involve the offer or sale of “securities,” or ownership of “investment securities,” and we may be subject to regulation or registration requirements under various federal laws and related rules. Such regulation or the inability to meet the requirements to continue operations, would have a material adverse effect on our business and operations. We may also face similar issues with various state securities regulators who may interpret our actions as subjecting it to regulation, or requiring registration, under state securities laws, banking laws, or money transmitter and similar laws, which are also an unsettled area or regulation that exposes us to unforeseen risks.

Changes in laws, regulations, or government policies could materially increase our costs, restrict our operations, or otherwise adversely affect our business.

Federal, state, and international laws and regulations related to cryptocurrencies, blockchain, and digital assets are rapidly evolving. Changes in these laws or in enforcement policies and priorities, whether due to the political landscape, emerging technologies, or other factors, could require us to incur additional expenditures, limit or delay operations, or otherwise materially harm our business and prospects.

Regulatory changes or actions may restrict the use of cryptocurrencies or the operation of cryptocurrency networks in a manner that may require us to cease certain or all operations, which could have a material adverse effect on our business, financial condition and results of operations.

Recently, there has been a significant amount of regulatory attention directed toward cryptocurrencies, cryptocurrency networks and other industry participants by United States federal and state governments, foreign governments and self-regulatory agencies. For example, as cryptocurrencies such as Bitcoin have grown in popularity and in market size, the Federal Reserve Board, U.S. Congress and certain U.S. agencies (e.g., FinCEN, the SEC, the CFTC and the Federal Bureau of Investigation) have begun to examine the operations of the Bitcoin network, Bitcoin users and Bitcoin exchange markets.

In addition, local state regulators such as the Texas State Securities Board, the Massachusetts Securities Division of the Office of the Secretary of the Commonwealth, the New Jersey Bureau of Securities, the North Carolina Secretary of State’s Securities Division and the Vermont Department of Financial Regulation have initiated actions against, and investigations of, individuals and companies involved in cryptocurrencies.

Also, in March 2018, the South Carolina Attorney General Office’s Security Division issued a cease-and-desist order against Genesis Mining and Swiss Gold Global, Inc., stating that both companies were to stop doing business in South Carolina and are permanently barred from offering securities in the state in the future since they offered unregistered securities via cloud mining contracts under the South Carolina Uniformed Securities Act of 2005, S.C. Code Ann. § 35-1-101, et seq. (the order against Genesis Mining was subsequently withdrawn).

Further, the North Carolina Secretary of State’s Securities Division issued in March 2018 a Temporary Cease and Desist Order against Power Mining Pool (made permanent pursuant to a Final Order on April 19, 2018), ordering it to cease and desist, among other things, offering “mining pool shares,” which were deemed “securities” under N.C. Gen. Stat. 78A-2(11), in North Carolina until they are registered with the North Carolina Secretary of State or are offered for sale pursuant to an exemption from registration under the North Carolina Securities Act, N.C. Gen. Stat. Chapter 78A.

Furthermore, it is possible that laws, regulations or directives that affect cryptocurrencies, cryptocurrency transaction processing or blockchain server hosting may change in a manner that may adversely affect our ability to conduct our business and operations in the relevant jurisdiction.

Governments may in the future take regulatory actions that prohibit or severely restrict the right to acquire, own, hold, sell, use or trade cryptocurrencies or to exchange cryptocurrencies for fiat currency. Ownership of, holding or trading in cryptocurrencies may then be considered illegal and subject to sanction. Governments may also take regulatory action that may increase the cost and/or subject cryptocurrency mining companies to additional regulation.

By extension, similar actions by governments may result in the restriction of the acquisition, ownership, holding, selling, use or trading in the capital stock of cryptocurrency mining companies, including our common stock. Such a restriction could result in us liquidating our cryptocurrency inventory at unfavorable prices and may adversely affect our shareholders. The effect of any regulatory change, either by federal, state, local or foreign governments or any self-regulatory agencies, on us or is impossible to predict, but such change could be substantial and may require us to cease certain or all operations and could have a material adverse effect on our business, financial condition and results of operations.

Current and future legislation and rulemaking regarding cryptocurrencies may result in extraordinary, non-recurring expenses and could have a material adverse effect on our business, financial condition and results of operations.

Current and future legislation and rulemaking by the CFTC and SEC or other regulators, including interpretations released by a regulatory authority, may impact the manner in which cryptocurrencies are treated. For example, cryptocurrencies derivatives are not excluded from the definition of “commodity future” by the CFTC. Furthermore, according to the CFTC, cryptocurrencies fall within the definition of a commodity under the Commodities Exchange Act (the “CEA”) and as a result, We may be required to register and comply with additional regulations under the CEA, including additional periodic reporting and disclosure standards and requirements. We may also be required to register as a commodity pool operator and to register as a commodity pool with the CFTC through the National Futures Association. If we are required to register with the CFTC or another governmental or self-regulatory authority, the scope of our business and operations may be constrained by the rules of such authority and it may be forced to incur additional expenses in the form of licensing fees, professional fees and other costs of compliance.

The SEC has issued guidance and made numerous statements regarding the application of securities laws to cryptocurrencies. For example, on July 25, 2017, the SEC issued a Report of Investigation (the “Report”) which concluded that tokens offered and sold by the Decentralized Autonomous Organization (“DAO”), a digital decentralized autonomous organization and investor-directed venture capital fund for cryptocurrencies, were issued for the purpose of raising funds. The Report concluded that these tokens were “investment contracts” within the meaning of Section 2(a)(1) of the Securities Act and Section 3(a)(10) of the Exchange Act, and therefore securities subject to the federal securities laws. In December 2017, the SEC issued a cease-and-desist letter to Munchee Inc., ordering that the company stop its initial coin offering of MUN Tokens on the grounds that it failed to file a registration statement or qualify for an exemption from registration. Similar to the tokens issued by the DAO, the SEC found that the MUN Tokens satisfied the definition of an “investment contract,” and were therefore subject to the federal securities laws. In February 2018, both the SEC and CFTC further reiterated their concerns regarding cryptocurrencies in written testimony to the Senate Banking, Housing and Urban Affairs Committee. On March 7, 2018, the SEC released a “Statement on Potentially Unlawful Online Platforms for Trading Digital Assets,” and reiterated that, if a platform “offers trading of cryptocurrencies that are securities” and “operates as ‘exchange,’ as defined by the federal securities laws,” the platform must register with the SEC as a national securities exchange or be exempt from registration. The SEC’s statement serves as a notice to operators of any platforms, including secondary market trading platforms, which the SEC is actively monitoring for potentially fraudulent or manipulative behavior in the market for security tokens, as the SEC has cautioned recently in the context of ICOs.

On November 16, 2018, the SEC released a “Statement on Digital Asset Securities Issuance and Trading,” and emphasized that market participants must adhere to the SEC’s well-established and well-functioning federal securities law framework when dealing with technological innovations, regardless of whether the securities are issued in certificated form or using new technologies, such as blockchain. This has all been followed by additional statements and guidance from the SEC including no-action letters relating to specific blockchain-based projects, and a Framework for “Investment Contract” Analysis of Digital Assets published by the Division of Corporation Finance on April 3, 2019. In an August 2021 interview, SEC Chairman Gensler signaled the SEC is contemplating a robust regulatory regime for cryptocurrencies and reiterated the SEC’s position that many cryptocurrencies are unregulated securities.

The SEC has been active in asserting its jurisdiction over ICOs and cryptocurrencies and in bringing enforcement cases. The SEC has directed enforcement activity toward cryptocurrencies, and more specifically, ICOs. In September 2017, the SEC created a new division known as the “Cyber Unit” to address, among other things, violations involving distributed ledger technology and ICOs, and filed a civil complaint in the Eastern District of New York charging a businessman and two companies with defrauding investors in a pair of so-called ICOs purportedly backed by investments in real estate and diamonds (see Securities and Exchange Commission v. REcoin Group Foundation, LLC, et al., Civil Action NO. 17-cv- 05725 (E.D.N.Y, filed Sept. 29, 2017)). Subsequently, the SEC has filed several orders instituting cease-and-desist proceedings against (i) Carrier EQ, Inc., d/b/a AirFox and Paragon Coin, Inc. in connection with their unregistered offerings of tokens (see CarrierEQ, Inc., Rel. No. 33-10575 (Nov. 16, 2018) and Paragon Coin, Inc., Rel. No. 33-10574 (Nov. 16, 2018), respectively), (ii) Crypto Asset Management, LP for failing to register a hedge fund formed for the purpose of investing in cryptocurrencies as an investment company (see Crypto Asset Management, LP and Timothy Enneking, Rel. No. 33-10544 (Sept. 11, 2018)), (iii) TokenLot LLC for failing to register as a broker-dealer, even though it did not meet the definition of an exchange (see Tokenlot LLC, Lenny Kugel, and EliL. Lewitt, Rel. No. 33-10543 (Sept. 11, 2018)) and (iv) EtherDelta’s founder for failing either to register as a national securities exchange or to operate pursuant to an exemption from registration as an exchange after creating a platform that clearly fell within the definition of an exchange (see Zachary Coburn, Rel. No. 34- 84553 (Nov. 8, 2018)).

On June 4, 2019, the SEC filed a complaint in the U.S. District Court for the Southern District of New York against Kik Interactive, Inc. with respect to its September 2017 offering of Kin. According to articles published by various news outlets, the SEC has allegedly issued numerous subpoenas and information requests to technology companies, advisers and individuals involved in the cryptocurrency space and ICOs, as part of a broad inquiry into the cryptocurrency market.

Recently, a number of proposed ICOs have sought to rely on Regulation A and have filed with the SEC a Form 1-A covering a distribution of a digital token. Two such offerings were qualified in July 2019. In addition, some token offerings have been commenced as private securities offerings intended to be exempt from SEC registration. Further, the SEC has yet to approve listing and trading any exchange-traded products (such as ETFs) holding cryptocurrencies. The SEC has taken various actions against persons or entities that have allegedly misused cryptocurrencies, engaged in fraudulent schemes (i.e., Ponzi scheme) and/or engaged in the sale of tokens that were deemed securities by the SEC.

Although our activities are not focused on raising capital or assisting others that do so, the federal securities laws are very broad. We cannot provide assurance as to whether the SEC will continue or increase its enforcement with respect to cryptocurrencies or ICOs, including taking enforcement action against any person engaged in the sale of unregistered securities in violation of the Securities Act or any person acting as an unregistered investment company in violation of the Investment Company Act. Because the SEC has held that certain cryptocurrencies are securities based on the current rules and law, we may be required to register and comply with the rules and regulations under federal securities laws.

We cannot be certain as to how future regulatory developments will impact the treatment of cryptocurrencies under the law, including, but not limited to, whether cryptocurrencies will be classified as a security, commodity, currency and/or new or other existing classification. Such additional regulations may result in extraordinary, non-recurring expenses, thereby materially and adversely affecting investment in us. If we determines not to comply with such additional regulatory and registration requirements, it may seek to cease certain or all of our planned operations. Any such action could have a material adverse effect on our business, financial condition and results of operations.

Changes in laws, regulations, or governmental policies affecting blockchain or digital assets could adversely affect our business.

The regulatory environment surrounding blockchain technology, cryptocurrency mining, and digital assets is uncertain and rapidly evolving. Changes in federal, state, or foreign laws and regulations, or in governmental policies, could increase our costs, restrict our operations, or otherwise adversely affect our ability to conduct business.

Risks Relating to this Offering and our Stock

We may, and plan to, issue additional shares of common stock or other securities in the future, which could substantially dilute existing stockholders and adversely affect the market price of our common stock.

We have historically issued, and intend to continue issuing, large numbers of shares of our common stock, both restricted and freely transferable, in connection with private placements, equity financing, or other corporate purposes. Any such issuances could significantly dilute the ownership interests of existing stockholders and may reduce the value of your investment. Investors who purchase shares may experience substantial dilution, and in extreme cases, could lose some or all of their investment. There can be no assurance that future issuances will not depress the market price of our common stock or make it more difficult to sell shares at favorable prices.

The Offering is being conducted on a best efforts basis, which may prevent us from raising sufficient funds and could result in the loss of your entire investment.

The Offering is on a best efforts basis and does not require a minimum amount to be raised. As a result, there is no assurance that we will raise enough funds to fully implement our business plan, fund operations as anticipated, or pursue growth opportunities. If we are unable to raise sufficient capital, our business, operations, and prospects could be materially and adversely affected, and investors may lose some or all of their investment.

Investors should understand that our sole officer and director has full discretion over the use of offering proceeds.

Investors will be relying on the judgment and discretion of our sole officer and director, Levi Jacobson, in determining how the proceeds from this Offering Circular are used. Mr. Jacobson has the authority to allocate funds among various corporate initiatives, including Bitcoin mining equipment (including leasing or securing physical space for operations), salaries, offering-related costs and ongoing compliance costs, working capital, and other general corporate purposes. The allocation of proceeds may differ from the illustrative uses described in this Offering Circular. There is no assurance that the allocation of funds will generate a positive return, and the proceeds may be used in a manner that results in partial or total loss of your investment.

Our common stock is quoted on the OTC Markets Group, Inc.’s OTCID tier, which subjects it to volatility, illiquidity, and limited investor interest.

Our common stock is quoted on the OTC Markets Group, Inc.’s OTCID tier under the symbol “CBLO.” Securities traded on the OTC market are often thinly traded, subject to extreme price fluctuations, and may not provide a liquid market for investors. As a result, investors may have difficulty buying or selling our shares, and the market price of our common stock may not reflect its underlying value.

The Offering Price of the Common Shares Was Arbitrarily Determined and May Not Reflect Market Value.

The price per share in this offering of common shares has been established by the Company for purposes of this offering and does not necessarily reflect the market value of the shares. There is no assurance that the shares could be resold at the offering price, or at any particular price, in the future. An active public market for the common shares may not develop, and the price of the shares may be volatile and subject to wide fluctuations. Investors may be unable to sell their shares at a favorable price, or at all, and could experience a partial or total loss of their investment.

The market price of our common stock may fluctuate significantly, and investors may lose all or part of their investment.

The trading price of our common stock may be highly volatile and subject to wide fluctuations in response to numerous factors, including operating results, changes in our business strategy, market conditions for blockchain and cryptocurrency companies, announcements by competitors, regulatory developments, and general market sentiment. As a result, investors may experience substantial losses.

Future financings and the issuance of additional securities may dilute your investment and adversely affect the market price of our stock.

The Company may need to raise additional capital through the issuance of common stock, preferred stock, convertible notes, or other equity or debt securities to fund operations, acquire assets, or for other corporate purposes. The terms of any future financings, including interest rates on debt or rights, preferences, and limitations of preferred stock, could be more favorable to new investors than to holders of our common stock. Any issuance of additional securities could dilute the ownership interests of existing stockholders, adversely affect the market price of our securities, and make it more difficult to sell shares at favorable prices. There is no assurance that future issuances will be on terms favorable to existing stockholders. As a result, investors may experience substantial dilution and could lose part or all of their investment.

Borrowing may impose restrictions and increase the risk of loss.

The Company may need to obtain loans or other forms of debt financing from financial institutions to fund operations or pursue business objectives. Loan agreements may include covenants or other restrictions that could limit our operational flexibility, constrain strategic decisions, or restrict our ability to make distributions, acquire assets, or incur additional debt. A default under any loan agreement could result in remedies, including the imposition of a charging order or foreclosure on collateral, which could materially harm the Company’s business, financial condition, results of operations, and may result in the partial or total loss of your investment.

The Company does not intend to pay dividends and may never provide a return of capital to investors.

The Company has not historically paid dividends on its common stock and currently has no plans to declare or pay dividends in the future. Any profits, if generated, are expected to be retained to fund operations, growth initiatives, or other business purposes. Investors should not expect to receive any cash or other distributions from the Company and may only realize a return on investment if they sell their shares. There is no assurance that any sale of shares will be possible at favorable prices, or at all, and investors may lose part or all of their investment.

The Company’s prior holding company reorganization may give rise to potential rescission rights or regulatory consequences.

The Company believes that the Reorganization, deemed effective on April 1, 2022, was not a transaction of the type described in subparagraph (a) of Rule 145 under the Securities Act of 1933 and the consummation of the Reorganization will not be deemed to involve an “offer”, “offer to sell”, “offer for sale” or “sale” within the meaning of Section 2(3) of the Securities Act of 1933. The Reorganization was consummated without the vote or consent of the Company’s stockholders. However, If the Company’s beliefs are later determined to be incorrect whereas the Company may have been required to register the transaction under Section 5 of the Securities Act, shareholders as a result may have a right of rescission under Section 12(a)(1) of the Securities Act. Those consequences may have a substantive impact on our liquidity now or at any future time. The SEC could initiate proceedings against the Company and any person that sold securities in violation of Section 5 of the 1933 Securities Act. Section 5 of the Securities Act of 1933 prohibits the sale or delivery of unregistered securities unless a registration statement is in effect as to a security. Section 5 makes it unlawful for any person, directly or indirectly to sell such security through the use of a prospectus or to use any means for the purpose of sale or for delivery of a sale.

Our common stock is currently considered to be a “penny stock,” which could make it more difficult for investors to sell their shares.

Because our common stock trades on the OTC Markets Group, Inc.’s OTCID tier at prices below $5.00 per share, it is likely considered a “penny stock” under SEC rules. Broker-dealers who recommend penny stocks must provide investors with a standardized risk disclosure document, make a suitability determination for each purchaser, and obtain the purchaser’s written consent prior to executing a transaction. These additional requirements may limit the willingness of broker-dealers to make a market in our stock or recommend it to investors, which may reduce the liquidity and market price of our shares.

The risks described in this Offering Circular may not include all the risks that we face, and you may lose some or all of your investment.

The risks and uncertainties described in this Offering Circular are not the only ones we face. Additional risks that are not currently known to us, that we consider immaterial at this time, or that are otherwise apparent could also negatively affect our business. Investing in our securities involves a high degree of risk, and there is no guarantee of any return. Investors should be aware that they may lose part or all of their investment by investing in our common stock.

Oversight of cybersecurity matters rests with our sole officer and director, Levi Jacobson, who evaluates service providers, monitors for potential incidents, and would be responsible for coordinating any response. We do not currently employ dedicated cybersecurity personnel or maintain outside consultants on a continuing basis, though we may engage external advisors in the event of a material incident. As we currently have only one director, board-level oversight and management responsibilities are consolidated.

To date, we have not experienced any known material cybersecurity incidents. However, there can be no assurance that our systems or those of our service providers will not be compromised in the future. A successful attack could result in the theft or complete loss of our DOG Coin or other digital asset holdings, disruption of planned operations, reputational harm, potential legal liability, and the diversion of resources.

MANAGEMENT’S DISCUSSION AND ANALYSIS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included in this Offering Circular. The following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statement.

Company Overview

The Company is a development-stage blockchain infrastructure company. Its primary current activity is maintaining a digital asset treasury, consisting mainly of DOG Coins, a Bitcoin-native token issued on the Runes protocol. As of the date of this Offering Circular, the Company holds approximately 600,085,932 DOG Coins, with a stated target of acquiring up to 1,000,000,000 DOG Coins. DOG Coins are distinct from Dogecoin (“DOGE”), and their value has been volatile, with a general trend of decline in recent months. Investors should be aware that the value of these assets may fluctuate substantially, and there is a risk of losing some or all of the Company’s investment in DOG Coins as well as any investment made by investors.

All decisions regarding the purchase, sale, or management of DOG Coins and other digital assets are made solely by the Company’s sole officer and director, Levi Jacobson. Mr. Jacobson has no formal financial, investment, or professional accreditation and makes decisions using Company funds based on his judgment regarding potential opportunities. There can be no assurance that any such decisions will be profitable or avoid losses.

The Company has also developed a proprietary AI-powered crypto chatbot, which was launched in beta on May 5, 2025. Development of the chatbot has since been paused while the Company focuses on other business priorities. The chatbot has not generated revenue, and there is no assurance it will be commercialized or become profitable. No patents or other intellectual property have been filed or formally secured for this technology.

The Company has plans to pursue other initiatives, including establishing a 14-megawatt Bitcoin mining facility and exploring potential acquisitions in the digital asset and blockchain infrastructure space. The mining equipment will initially be housed at a third-party hosting facility until the Company completes, leases, or, if sufficient funding is available, purchases a suitable facility. A portion of the offering proceeds is expected to be allocated toward the lease, potential purchase, and buildout of the Company’s mining facility; however, proceeds may be reallocated to other initiatives or operational needs, including salaries and day-to-day operations, at management’s discretion. As of the date of this Offering Circular, these initiatives are in preliminary stages and have not generated revenue. There is no assurance that these projects will be implemented, become operational, or yield any financial return.

The Company has also generated limited ancillary revenue from the offering of collectible silver coins. As of the date of this Offering Circular, the Company has sold approximately 23 silver coins, generating approximately $17,000 in gross revenue. This revenue was generated after the historical periods covered by the financial statements included herein. The coins are offered solely as memorabilia, do not confer any ownership, economic interest, or rights in the Company or its digital assets, and are not expected to represent a material source of revenue on an ongoing basis. There is no assurance that future sales of silver coins or similar merchandise will occur.

Proceeds raised pursuant to the Company’s Regulation A offering, qualified on January 23, 2025, have been used solely to fund day-to-day operating activities, including working capital, salaries, general and administrative expenses, and professional fees. No proceeds from this offering are intended to be used for the purchase of DOG Coins or other digital assets. Future offerings may be conducted to fund additional initiatives such as digital asset acquisitions or other projects described herein.

For additional information regarding our business and plans, see “Description of Business” on page 16.

Results of Operations

Revenue

For the fiscal year ended June 30, 2025, the Company generated $185 in revenue from staking rewards derived solely from Cardano tokens. No revenue was generated for the fiscal year ended June 30, 2024.

For the three months ended September 30, 2025, the Company generated $44 in revenue from staking rewards, compared to no revenue for the three months ended September 30, 2024.

Operating Expenses

Operating expenses for the fiscal year ended June 30, 2025 were $222,780, consisting entirely of general and administrative expenses, including accrued officer compensation of $84,000 as of June 30, 2025. Operating expenses for the fiscal year ended June 30, 2024 were $30,020, reflecting the lesser level of operations for that period.

Operating expenses for the three months ended September 30, 2025 totaled $302,933, consisting of officer compensation, professional fees, and other general and administrative expenses, compared to $7,784 for the comparable prior-year period.

Other Losses

Other losses for the fiscal year ended June 30, 2025 included a $12,668 impairment loss on the divestment of Cardano tokens and a $2 loss on cryptocurrency sales. No comparable losses occurred in fiscal year 2024.

Other losses for the three months ended September 30, 2025 included $642,120 in interest expense, $933,879 in losses on changes in fair value of derivative liabilities, and $491,092 in losses on changes in fair value of cryptocurrency holdings. No comparable losses occurred during the three months ended September 30, 2024.

Net Loss

Net loss for the fiscal year ended June 30, 2025 was $235,265, compared to a net loss of $30,020 for the fiscal year ended June 30, 2024. The increase in net loss primarily reflects higher operating expenses and impairment losses.

Net loss for the three months ended September 30, 2025 was $2,369,980, compared to a net loss of $7,784 for the three months ended September 30, 2024. The increase in net loss reflects higher operating expenses, losses on digital assets, interest expense, and derivative liabilities, consistent with the Company’s increased level of operations.

Investor Risk Related to Digital Assets

Investors should be aware that the Company’s results are subject to significant risks. The value of any cryptocurrency holdings is highly volatile and may decrease substantially or become worthless. As a result, shareholders or other investors may lose some or all of their investment.

Unrealized and Realized Losses on Digital Assets

The Company may incur significant realized or unrealized losses from its digital assets, including cryptocurrencies, which could materially affect its financial statements, equity, and results of operations. For the years ended June 30, 2024, and 2025, and the period ended September 30, 2025, the Company recorded impairment and realized losses related to its ADA holdings, which were subsequently fully divested, resulting in realized losses approximately equal to previously recorded impairments. As of the date of this Offering Circular, the Company has unrealized losses on its digital asset holdings of approximately $1.1 million; this specific amount has not been audited or reviewed. The Company may continue to purchase additional digital assets or resell current holdings, including DOG Coins, a community-supported Bitcoin-native token that is highly speculative and volatile. Concentration in DOG Coins increases exposure to fluctuations in price, adoption, and market demand. Future declines in the value of DOG Coins or any other digital assets could materially harm the Company and may result in the partial or total loss of your investment.

Contractual Obligations and Off-Balance Sheet Arrangements

We have the following contractual obligations:

1) Pacific Stock Transfer Corporation -Transfer Agent pursuant to Registrar Agreement.

We do not have any off balance sheet arrangements.

Liquidity and Capital Resources

As of September 30, 2025, the Company had total assets of $1,234,903, consisting of cash and cash equivalents of $148,102, intangible assets related to cryptocurrency holdings of $1,082,426, and prepaid expenses of $4,375, as compared to total assets of $75,551 as of June 30, 2025, which included cash and cash equivalents of $9, intangible assets related to cryptocurrency holdings of $62,474, and prepaid expenses of $13,068.

Total liabilities as of September 30, 2025 were $1,863,333, primarily related to accrued liabilities, convertible loans, and derivative liabilities, resulting in a stockholders’ deficit of $628,430, compared to total liabilities of $84,000 and a stockholders’ deficit of $8,449 as of June 30, 2025.

Net cash used in operating activities for the three months ended September 30, 2025 was $271,196, compared to $7,784 for the three months ended September 30, 2024. Net cash used in investing activities was $1,511,044 and was entirely related to cryptocurrency purchases, with no comparable investing activities during the prior-year period. Net cash provided by financing activities for the three months ended September 30, 2025 was $1,930,333, primarily attributable to proceeds from the sale of common stock and the issuance of convertible notes.

The Company has incurred recurring losses from operations and expects to continue incurring losses until it commences profitable cryptocurrency mining operations or other material revenue-generating activities. The Company will require additional funding, likely through equity financing or related-party contributions, to sustain operations. There can be no assurance that such funding will be available on acceptable terms or at all.

COMPETITION

This Offering Circular includes market and industry data developed from publicly available information; various industry publications and other published industry sources; and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates, and forecasts are based upon information obtained from trade and business organizations, other contacts in the markets in which we operate, and our management’s understanding of industry conditions.

As of the date of this Offering Circular, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

Bitcoin mining is a global activity. During fiscal year 2021, a majority of bitcoin mining occurred in China. After China banned bitcoin mining in May 2021, the center of mining moved to North America. Although bitcoin mining by its nature is not a directly competitive business, all miners compete for bitcoin rewards; based on this, we define competitors as other bitcoin miners that have a comparable business plan of operations and resources. Our competitors include small, publicly-listed mining companies that may be quoted on the OTC Markets. Within North America, our major competitors include:

•Vortex Brands Co., Inc. (VTXB)

• Code Green Apparel Corp. (CGAC)

• Greystone Company, Inc. (GYST)

• XTRA Bitcoin, Inc. (CBTC)

We face significant competition in certain operational aspects of our business, including, but not limited to, the acquisition of new mining equipment, obtaining low cost electricity, obtaining clean energy sources, obtaining access to energy sites with reliable sources of power, and evaluating new technology developments in the industry.

In addition to cryptocurrency mining, the Company maintains a digital asset treasury primarily consisting of DOG Coins, a Bitcoin-native token issued on the Runes protocol. While digital asset management is not directly competitive in the same way as mining, the Company competes with other institutional and retail investors for access to digital assets that may appreciate in value. The value of DOG Coins and other blockchain-based assets is highly volatile, and competition exists in acquiring these assets at favorable prices and managing related risks. There is no assurance that any digital asset holdings, including DOG Coins, will retain value, generate profits, or avoid losses.

The Company has also developed a proprietary AI-powered crypto chatbot, which is currently in beta and paused for further development. If commercialized, the chatbot would operate in the digital asset analytics sector, which includes other AI-based trading and analytics platforms. Key competitive factors for this sector include algorithm accuracy, speed, real-time analytics, user experience, and access to quality market data. The Company does not provide financial advice, trading recommendations, or investment guidance through the chatbot.

Given the Company’s development-stage operations and preliminary nature of certain planned initiatives, prospective investors should be aware that the Company may be at a competitive disadvantage relative to established mining companies, institutional investors, or other technology providers with greater resources, operational scale, or market presence. There is no assurance that the Company will achieve competitive parity, implement its planned operations, or generate revenue.

1U.S. Energy Information Administration. Atlanta, GA, Electricity Rates/Industrial (2024). Retrieved December 2, 2024 from https://www.eia.gov/electricity/data

7https://cryptominer.deals/product/bitmain-antminer-s19-xp-140th. Bitmain Antminer S19 XP (140Th). Retrieved December 4, 2024.

DESCRIPTION OF BUSINESS

Summary

The Company is a development-stage blockchain infrastructure business focused on cryptocurrency mining, digital asset treasury management, and related technology initiatives. The Company is in the early stages of development and faces significant operational and financial constraints that may affect both the timing and scope of its activities. There is no assurance that any planned operations will be implemented, generate revenue, or achieve profitability

Cryptocurrency Mining Facility

The Company plans to establish a 14-megawatt (MW) Bitcoin mining facility, potentially in Georgia, though the final location may differ depending on availability, cost, and operational considerations. Depending on funding and feasibility, the facility would most likely be leased or hosted at a third-party location rather than purchased outright. As of the date of this Offering Circular, the Company has not identified, secured, or negotiated any specific site for the facility. The Company is evaluating potential locations and related financial feasibility before committing to procurement or construction activities. No revenue has been generated from these planned operations, and there is no assurance that they will become operational or profitable.

The planned facility would be custom-designed with ventilation and cooling systems to support mining hardware performance and longevity and would connect to the local power grid as its primary electricity source. The Company currently intends to use Application-Specific Integrated Circuit (ASIC) miners, specifically the S19 XP model, designed to mine cryptocurrencies using the SHA-256 algorithm, such as Bitcoin. However, the Company may determine to use different mining hardware or technology, including future-generation or alternative equipment, depending on cost, availability, efficiency, or other factors.

The mining operation is intended to be scalable, allowing for the addition of mining hardware if and when funding and operational priorities permit. The Company has some resources that could potentially be used to support preliminary planning, site evaluation, or initial procurement of equipment, and may consider selling or reallocating assets to fund the project. There is no assurance, however, that sufficient resources will be available, allocated, or used for these purposes, or that the project will proceed at all.

Progress toward establishing the facility is contingent on multiple factors, including securing a suitable and economically viable site, obtaining equipment, and prioritizing operational objectives. Investors should understand that even if some preparatory steps are taken, there is a significant risk that the mining facility may never be implemented, become operational, or generate revenue.

Each ASIC S19 XP miner consumes approximately 3,010 watts at full capacity. Based on preliminary research, internal data, and the Company’s assessment, ten units would consume roughly 722.4 kilowatt-hours per day. Using preliminary assumptions regarding average industrial electricity rates in the region, estimated operating costs for ten miners would be approximately $54 per day, or $1,648 per month. The Company’s internal estimates suggest that, under its assumptions regarding Bitcoin prices, electricity costs, and depreciation, each Antminer S19 XP miner could generate approximately $1.59 in net daily earnings, with a projected investment break-even period of 2.5 to 3 years. These estimates are based on assumptions that may not prove accurate, and there is no assurance that the operation will achieve break-even, any profitability, or generate any return for investors.

The Company has not purchased any machinery, mining rigs, or related infrastructure to date, and there is no guarantee that it will do so in the future. Progress remains contingent on available financing, site suitability, and the Company’s evaluation of other business priorities.

AI-Powered Crypto Chatbot

On May 5, 2025, the Company announced the beta launch of its proprietary AI-powered crypto chatbot, designed to integrate blockchain analytics, machine learning, and real-time market data to assist users with trading insights. The Company does not hold patents, registered copyrights, or other intellectual property rights with respect to the chatbot. A subscription-based revenue model was introduced for both retail and institutional users. Development has since been paused while the Company focuses on other business priorities. As of the date of this Offering Circular, the chatbot has not generated any revenue, and there is no assurance that it will be further developed, commercialized, or become profitable.

Digital Asset Treasury

The Company maintains a digital asset treasury as a long-term reserve, with the sole objective of acquiring, managing, and selectively reallocating blockchain-based assets that its sole officer and director, Levi Jacobson, believes may increase in value. There is no assurance that any such assets will appreciate or that the strategy will achieve stability, growth, or any financial return. There is also no guarantee that any such assets will retain any value in the future.

During the fiscal year ended June 30, 2025, the Company utilized a portion of its available funds to acquire Cardano (ADA) tokens as part of its initial digital asset treasury strategy. As of June 30, 2025, the Company did not hold any DOG Coins, and its digital asset treasury consisted solely of ADA tokens. At that time, management believed ADA represented a viable long-term blockchain asset with potential for growth and ecosystem development.

Subsequent to June 30, 2025, the Company fully divested its ADA token holdings. In connection with this divestment, the Company realized an approximate loss of $12,668. This figure has not been audited, and actual results may differ. The proceeds from the divestment were used to acquire DOG Coins, a Bitcoin-native token built on the Runes protocol, which enables the issuance of new digital assets directly on the Bitcoin blockchain. DOG Coins are distinct from the more widely known Dogecoin, and should not be confused with that asset.

As of the date of this Offering Circular, the Company holds approximately 600,085,932 DOG Coins. The Company’s stated target is to acquire up to 1,000,000,000 DOG Coins. The market value of DOG Coins has experienced significant volatility and a general theme of decline since mid-2025, including the period following September 30, 2025, the last reported period in the Company’s Form 10-Q filed with the Securities and Exchange Commission. Investors should be aware that DOG Coins may continue to fluctuate substantially in value, and there is a risk that the value of these assets, including the portion of the Company’s treasury allocated to them, could be partially or totally lost.

The Company believes DOG Coins may offer certain advantages relative to other digital assets, including:

- Bitcoin Integration: DOG Coins are issued directly on the Bitcoin blockchain, potentially benefiting from Bitcoin’s security and network effects.

- Scarcity and Cultural Adoption: DOG Coins have a fixed supply and a community-supported, meme-driven presence, which management believes could enhance visibility and potential long-term value.

- Alignment with Treasury Goals: Concentrating the Company’s digital asset strategy in DOG Coins is intended to simplify treasury management and align with a Bitcoin-centric thesis, consistent with broader industry trends of institutional adoption of Bitcoin-related assets.

The Company’s digital asset strategy, including the timing, selection, and purchase or sale of DOG Coins, is determined solely by the Company’s sole officer and director, Levi Jacobson. Mr. Jacobson has no formal financial, investment, or professional accreditation and makes these decisions using Company funds based on his judgment regarding potential opportunities. There can be no assurance that any such decisions will be profitable, result in gains, or avoid losses.

All DOG Coins held by the Company are stored with or managed by unaffiliated third-party service providers. The Company has limited ability to monitor or control the cybersecurity measures used by these providers, and any compromise of their systems could result in partial or total loss of these assets.

Given the substantial decline in value of DOG Coins over recent periods, investors should be aware that there is a risk of losing some or all of the value of the Company’s digital asset holdings. The Company’s business, financial condition, and prospects are materially affected by these assets, and a decline in their value could negatively impact the overall investment in the Company.

Ancillary Business Activities

In addition to its primary operations described above, the Company has engaged in limited ancillary activities that are not expected to represent a material portion of its business or long-term operations.The Company has offered limited-edition 2 oz. .999 fine silver coins featuring DOG-themed artwork as branded merchandise. The coins are tangible collectible items intended solely as memorabilia. They do not represent an investment opportunity, do not confer any ownership or economic interest in the Company, and do not provide any rights with respect to the Company’s digital asset holdings, including DOG Coins or any other cryptocurrency.The coins are not backed by, linked to, redeemable for, or otherwise associated with the Company’s digital asset treasury or blockchain-based assets. The Company makes no representation regarding the future value, resale market, or collectibility of the coins, and purchasers should not expect any financial return or appreciation. The offering of such coins was not intended as, and should not be viewed as, a promotional or marketing activity related to the Company’s digital assets, securities, or treasury strategy, nor as an inducement to purchase or hold any digital asset or security.Pricing reflects prevailing silver spot prices, minting and production costs, fulfillment expenses, and customary numismatic premiums. Certain coins may be serialized and accompanied by certificates of authenticity solely for identification and branding purposes and not as an indication of investment or collectible value.As of the date of this Offering Circular, the Company has sold approximately 23 silver coins and generated approximately $17,000 in gross revenue from such sales. The Company does not expect sales of silver coins or similar merchandise to represent a material portion of its revenues on an ongoing basis, and there is no assurance that the Company will continue, expand, or repeat such activities in the future.Manufacturing, fulfillment, and distribution of the silver coins are conducted through unaffiliated third-party vendors. The Company does not maintain inventory of silver coins and does not consider merchandise offerings to be a core component of its business operations.

Authority of Sole Officer and Director

All decisions regarding the Company’s operations, business strategy, investments, technology initiatives, and management of digital assets, including DOG Coins, are made solely by the Company’s sole officer and director, Levi Jacobson. Mr. Jacobson has no formal financial, investment, or professional accreditation and exercises complete discretion in determining the timing, scope, and nature of all corporate activities. There can be no assurance that any decisions made by Mr. Jacobson will be profitable, avoid losses, or achieve the intended business objectives. Investors should understand that the Company’s success, including its operational, strategic, and financial outcomes, is entirely dependent on the judgment and discretion of a single individual, and any misjudgment or adverse market or operational conditions could result in significant or total losses.

Use of Investor Funds

Proceeds raised by the Company pursuant to its Regulation A offering qualified by the Securities and Exchange Commission on January 23, 2025 have only been used to fund the Company’s day-to-day operating activities. Such proceeds have been applied exclusively toward working capital, salaries, general and administrative expenses, and professional fees, including legal, accounting, compliance, and investor relations costs.

No proceeds from the Company’s Regulation A offering have been used to acquire digital assets, cryptocurrencies, or other blockchain-based tokens. Any capital used by the Company to acquire digital assets was derived solely from separate private placement offerings conducted pursuant to Regulation D, and not from funds raised under the Regulation A offering.

In the Company’s previously qualified Offering Circular, the stated intended use of proceeds included potential expenditures related to land acquisition, construction of a cryptocurrency mining facility, mining equipment, electrical infrastructure, network hardware, and other capital expenditures. To date, none of the proceeds raised pursuant to the Regulation A offering have been used for these purposes, and no such capital projects have been funded with Regulation A proceeds.

Accordingly, investor capital raised under the Regulation A offering has been limited to other expenses and working capital, salaries, general administrative costs, and professional fees, and has not been used for speculative or discretionary digital asset purchases or capital-intensive infrastructure investments.

Non-Binding Agreements and Letters of Intent

On March 9, 2025, C2 Blockchain, Inc. and CoinEdge Inc., a Florida corporation, entered into a non-binding Shareholder Agreement outlining the Company’s potential investment of $100,000 in exchange for a 10% equity interest in CoinEdge. The Agreement contemplated that CoinEdge would retain full operational control, and that the Company would have proportional voting rights without any day-to-day management authority or board participation. The Company no longer intends to pursue or consummate this transaction and does not expect to make the contemplated investment. While the Shareholder Agreement has not yet been formally terminated as of the date of this Offering Circular, the Company intends to formally cancel the agreement and will not proceed with the transaction. No funds have been advanced, and no transaction has been consummated.

On July 1, 2025, C2 Blockchain, Inc. entered into a non-binding Letter of Intent with A.R.T. Digital Holdings Corp. regarding a potential acquisition of a 20% equity interest in the “McAllen Project,” a digital infrastructure project located in Texas and owned by a wholly owned subsidiary of A.R.T. Digital. The proposed purchase price under the Letter of Intent was $1,000,000, payable in one or more tranches and subject to negotiation of definitive agreements, due diligence, and funding. The Company has determined not to proceed with this proposed transaction and does not intend to negotiate or execute definitive agreements in connection therewith. Although the Letter of Intent has not yet been formally terminated as of the date of this Offering Circular, the Company intends to formally cancel the Letter of Intent. No funds have been advanced, and no transaction has been consummated.

Employees and Executive Officers

The Company currently has one executive officer and director. Levi Jacobson serves as the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, and sole director. He is responsible for all executive decision-making, including the management of the Company’s operations, strategic initiatives, and digital asset acquisitions.

Mr. Jacobson has no formal financial, investment, or professional accreditation and makes decisions regarding the Company’s business and treasury using his judgment on potential opportunities. There is no assurance that any decisions made by Mr. Jacobson will be profitable or avoid losses.

Employee Compensation

The Company has entered into an Employment Agreement with Levi Jacobson, effective February 1, 2025. The agreement provides for a base salary of $20,000 per month and eligibility for an annual performance bonus of up to $250,000, subject to the achievement of milestones established by the Board. Mr. Jacobson may also be considered for equity awards at the discretion of the Board. The agreement includes standard provisions related to confidentiality, non-competition, and severance.

For the fiscal year ended June 30, 2025, Mr. Jacobson received total compensation of $100,000, consisting of $16,000 in salary and $84,000 in deferred compensation. No bonus, stock awards, option awards, or non-equity incentive plan compensation was paid during this period. For the fiscal year ended June 30, 2024, Mr. Jacobson received no compensation.

Employment Agreement and Termination

Mr. Jacobson’s Employment Agreement provides that if he is terminated without cause, he is entitled to severance equal to three months of base salary, subject to the execution of a separation agreement. As the Company’s sole officer and director, no other individuals are entitled to similar payments.

Retirement or Similar Benefit Plans

The Company does not provide retirement or similar benefits to its directors or executive officers.

Outstanding Equity Awards

As of June 30, 2025 and June 30, 2024, the Company had no outstanding equity awards. No stock or option awards were granted or vested during these fiscal years.

USE OF PROCEEDS

Our offering is being made as a self-underwritten, direct public offering. No minimum number of shares must be sold for the offering to proceed. The offering price per share will be fixed and reported pursuant to Rule 253(g) under Regulation A upon qualification. The final offering price may be significantly higher or lower than the current trading price of the Company’s common stock, which is, as of the date of this Offering Circular, approximately $0.11 per share as quoted on the OTCID tier of the OTC Markets Group. The decision to fix the offering price will not be based solely on the quoted market price per share of common stock.

Levi Jacobson, the Company’s sole officer and director, will have the sole authority to determine how the proceeds of the offering are ultimately allocated. While the Company has set forth below a best-efforts plan for illustrative purposes, the actual allocation of proceeds may differ materially from these estimates. Proceeds may be used for other purposes, including general corporate purposes, acquisitions, working capital, salaries, offering expenses, or other expenditures as determined by Mr. Jacobson, in his sole discretion.

The following table illustrates the potential allocation of proceeds assuming the sale of 25%, 50%, 75%, and 100% of the remaining 73,200,000 shares of common stock at the fixed offering price of $1.025 per share. Gross proceeds to the Company would be approximately $18,843,000, $36,615,000, $54,388,000, and $75,060,000, respectively. Percentages and dollar amounts are for illustration purposes only and are subject to change based on the final number of shares sold, price shares are fixed at for the duration of the offering, and the discretion of Mr. Jacobson.

% of Shares Sold	Shares Sold	Gross Proceeds (Approximate)	Illustrative Allocation
25%	18,300,000	18,843,000	70% to Bitcoin mining equipment including leasing or securing physical space, 20% to salaries/general corporate expenses, 10% to offering-related costs/ongoing compliance costs
50%	36,600,000	36,615,000	75% to Bitcoin mining equipment including leasing or securing physical space, 15% to salaries/general corporate expenses, 10% to offering-related costs/ongoing compliance costs
75%	54,900,000	54,388,000	80% to Bitcoin mining equipment including leasing or securing physical space, 15% to salaries/general corporate expenses, 5% to offering-related costs/ongoing compliance costs
100%	73,200,000	75,060,000	85% to Bitcoin mining equipment including leasing or securing physical space, 10% to salaries/general corporate expenses, 5% to offering-related costs/ongoing compliance costs

The above figures are estimates for illustrative purposes only. Actual use of proceeds may vary, and the Company may allocate funds differently, in whole or in part, for other operational, strategic, or general corporate purposes. The Company does not assume any liability if proceeds are used differently from the estimates provided. The above figures represent only estimated costs for the next 12 months.

DETERMINATION OF OFFERING PRICE

Our common stock trades under the ticker symbol CBLO and is quoted on the OTC MarketPlace on the OTCID market tier. Our shares are thinly traded meaning our shares cannot be easily sold and may have low volume of shares trading per day which can lead to volatile changes in price per share.

The offering price range of the shares has been determined arbitrarily by us, specifically our sole officer and director, Levi Jacobson. The offering price range does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

There is no assurance that our common stock will trade at market prices in excess of our offering price as prices for the common stock in any public market which may or may not develop further will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

Purchasers of our common stock in this Offering will experience an immediate dilution of net tangible book value per share from the public offering price. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares and the net tangible book value per share immediately after this Offering.

The following table illustrates the dilution to purchasers of the common stock based on the midpoint of the offering price range ($1.025 per share) assuming the maximum of 73,200,000 shares are sold. The Company’s proposed offering price range is $0.05 to $2.00 per share, and actual proceeds will depend on the final offering price and the number of shares sold.

The values in the table immediately following are rounded to the nearest thousandths place.

	25% of shares sold	50% of shares sold	75% of shares sold	100% of shares sold
Offering Price per Share	$1.025	$1.025	$1.025	$1.025
Net Tangible Book Value per Share Before the Offering	$0.0001	$0.0001	$0.0001	$0.0001
Net Tangible Book Value per Share After the Offering	$0.048	$0.096	$0.144	$0.192
Increase to Existing Shareholders per Share	$0.048	$0.096	$0.144	$0.192
Decrease in Investment to New Shareholders per Share	$0.977	$0.929	$0.881	$0.833
Dilution to New Shareholders (%)	95.3%	90.6%	86.0%	81.3%

PLAN OF DISTRIBUTION

The shares of common stock offered pursuant to this Post-Qualification Offering Circular, Amendment No. 1 (the “Offering Circular”) will be sold directly by the Company through its sole officer and director, Levi Jacobson, on a self-underwritten, best-efforts basis. The offering price per share will be within the range of $0.05 to $2.00 per share. The final offering price per share will be fixed and reported in a post-qualification offering circular or supplemental filing pursuant to Rule 253(g) under Regulation A. No minimum investment is required.

The shares may be sold or distributed from time to time by Mr. Jacobson or directly to one or more purchasers using general solicitation through the internet, social media, or any other means of widespread communication. In addition, the Company may utilize crowdfunding sites, brokers, dealers, or underwriters acting solely as agents.

Sales of common stock offered pursuant to this Offering Circular may be effected by one or more of the following methods, individually or in combination: internet, social media, or any other means of widespread communication, including but not limited to crowdfunding platforms, ordinary broker transactions, cross or block trades, sales through brokers, dealers, or underwriters acting solely as agents, direct sales to purchasers or sales effected through agents in transactions not involving market makers or established trading markets, privately negotiated transactions, or any combination of the foregoing.

We may also sell shares of our Common Stock under Rule 144 promulgated under the Securities Act, if available, rather than under this offering statement. In addition, we may transfer the shares of our common stock by other means not described in this offering statement. Brokers, dealers, underwriters, or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the Company and/or purchasers of the common stock for whom the broker-dealers may act as agent.

The Company has 455,486,005 shares of common stock issued and outstanding as of the date of this Offering Circular. The Company is registering up to a maximum of 73,200,000 shares of its common stock for sale under this Post-Qualification Offering Circular. The offering will not increase the maximum aggregate offering previously qualified, and no additional securities beyond the 100,000,000 shares the Company has elected to offer in the aggregate are being offered pursuant to this Amendment.

There is no arrangement to address the possible effect of the offering on the price of the stock.

The duration of the offering shall be three years from the date of qualification by the Commission, January 23, 2025, pursuant to Rule 251(d)(3)(i)(F) of Regulation A. The Company may terminate the offering within this three-year period at the earlier of the date at which the maximum number of shares being offered has been sold or the date on which the Company elects, in its sole discretion, to terminate the offering.

In connection with the Company’s selling efforts in this offering, Levi Jacobson will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Levi Jacobson is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Levi Jacobson will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Jacobson is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Jacobson will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Jacobson will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive all proceeds from the sale of the shares offered. The price per share will be fixed for the duration of this offering unless otherwise amended in a post-qualification filing.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

- Execute and deliver a subscription agreement; and

- Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “C2 Blockchain, Inc.” Our stock transfer agent Pacific Stock Transfer will deliver stock in book-entry form attributable to shares of common stock purchased directly to the purchasers in a timely manner of the close of the offering.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected by email or regular mail in a timely manner.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of the following. The total number of shares of capital stock which the Corporation shall have authority to issue is: five hundred twenty million (520,000,000). These shares shall be divided into two classes with five hundred million (500,000,000) shares designated as common stock at $0.001 par value (the "Common Stock") and twenty million (20,000,000) shares designated as preferred stock at $0.001 par value (the "Preferred Stock").The Preferred Stock of the Corporation shall be issuable by authority of the Board of Director(s) of the Corporation in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the Board of Directors of the Corporation may determine, from time to time.

The Company currently has a single officer and director, Levi Jacobson.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. We have cumulative voting for the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. We have no shares of common stock issued and outstanding.

Preferred Stock

We have no shares of preferred stock issued and outstanding.

Options and Warrants

The Company has issued certain warrants to investors in connection with convertible note financings. In connection with the Note Purchase Agreement with Quick Capital, LLC, dated July 22, 2025, the Company issued a warrant to purchase 2,777,778 shares of the Company’s common stock at an exercise price of $0.02 per share. The warrant has a five-year term and provides 100% warrant coverage relative to the principal amount of the associated note. While the note and warrant remain outstanding, the Company has covenanted to reserve from its authorized and unissued common stock three times the number of shares that would be issuable upon full conversion of the note and exercise of the warrant, calculated based on the conversion and exercise prices in effect as of the closing date. These reserved amounts will be increased by the Company as necessary to comply with its obligations under the note and warrant. The Company intends to include all shares issuable upon exercise of the warrant on any registration or offering statement subsequently filed with the Securities and Exchange Commission, including any offering statement on Form 1-A, to permit resale by Quick Capital, LLC. The warrant and related securities were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D promulgated thereunder.

Convertible Notes

The Company has issued convertible promissory notes in connection with private placements. On July 22, 2025, the Company entered into a Note Purchase Agreement with Quick Capital, LLC pursuant to which it issued a convertible promissory note in the principal amount of $55,555.56. The note carries a one-time guaranteed interest charge of $6,666.67, includes an original issue discount of $5,555.56, and allocates $3,000 for Quick Capital’s legal fees, resulting in net proceeds to the Company of $47,000. The note matures on or about April 22, 2026, and is convertible at the investor’s option into shares of the Company’s common stock at a fixed conversion price of $0.01 or at a variable conversion price equal to 65% of the lowest trading price of the Company’s common stock during the 20 trading days prior to conversion. The note accrues interest at a rate of 24% per annum in the event of default or at the maximum rate permitted by law, whichever is lower, and contains customary adjustments for stock splits, dividends, recapitalizations, and anti-dilution protections. In the event that sufficient authorized shares are not available for conversion, the Company has agreed to repay all outstanding amounts within sixty days.

On July 22, 2025, the Company also entered into a Securities Purchase Agreement with Coventry Enterprises LLC pursuant to which it issued a promissory note in the principal amount of $200,000. The note includes $20,000 of guaranteed interest, an original issue discount of $20,000, and $10,000 allocated for legal fees, resulting in gross proceeds of $170,000. The Coventry Note is repayable in twelve equal monthly installments beginning on August 22, 2025, and maturing on July 22, 2026. The Company also issued ten million shares of restricted common stock as commitment stock, of which five million shares may be returned to the treasury upon full repayment without default. The Company reserves thirty million shares of common stock for issuance upon conversion of the note. The Coventry Note is not convertible under ordinary circumstances but provides the holder the option to convert the outstanding balance into shares of common stock in the event of default, with the initial conversion price equal to 102% of the lowest per-share trading price during the twenty trading day period prior to conversion. Adjustments for lower-priced equity financings within 90 days of conversion may apply.

Additionally, the Company entered into a Common Stock Purchase Agreement with Coventry Enterprises LLC (the Equity Line Agreement), pursuant to which Coventry committed to purchase up to $10,000,000 of the Company’s common stock over a 36-month period. Individual drawdowns are limited to the lesser of $250,000 per drawdown, 200% of the average daily trading volume over the preceding 10 business days, or such that Coventry’s beneficial ownership does not exceed 4.99% of the Company’s outstanding common stock. The purchase price per share will be the lesser of 80% of the lowest trading price over the 20 trading days prior to the drawdown or the effective price of any lower-priced equity issued within the 30 business days prior. As an inducement, the Company issued five million commitment shares to Coventry. The Company intends to include all shares issuable under the Equity Line Agreement on any registration or offering statement subsequently filed with the SEC to permit resale by Coventry.

The convertible notes and related securities were issued in reliance on exemptions from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D promulgated thereunder.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our sole officer and director, Levi Jacobson, and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent factors. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

Pacific Stock Transfer Company is our transfer agent. Their address is 6725 Via Austi Parkway, Suite 300, Las Vegas, NV 89119.

Penny Stock Regulation

Our common stock trades under the ticker symbol CBLO and is quoted on the OTC MarketPlace on the OTCID market tier.

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Because the shares offered in this Offering will likely be subject to these penny stock rules, purchasers may find it more difficult to sell their shares in the secondary market.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for us by Carl Ranno, attorney at law.

The financial statements included in this offering circular and the offering statement have been audited by MICHAEL GILLESPIE & ASSOCIATES, PLLC, certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the offering statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

REPORTS TO SECURITIES HOLDERS

We will and will continue to make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. The public may read and copy any materials that we file with the SEC electronically through the SEC's website at . The SEC also maintains a Public Reference Room at 100 F Street NE, Washington, DC 20549, which may be accessed in person under limited conditions; for more information, call 1-800-SEC-0330. The SEC’s website contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

DESCRIPTION OF FACILITIES

The Company currently utilizes home office space provided at no cost by its sole officer and director, Levi Jacobson. The Company’s principal executive offices are located at 12818 SW 8th St., Unit #2008, Miami, Florida 33184.

As the Company advances its business plan, including the planned acquisition of cryptocurrency mining equipment and the development of infrastructure to support future mining operations, the Company expects to require additional space. Such facilities may include leased office space, storage space for mining equipment, and third-party hosting or colocation facilities for the operation of cryptocurrency mining equipment.

At this time, the Company has not entered into any definitive agreements for additional facilities and does not currently own or lease any mining or data center facilities. Any future facilities will be acquired or leased as needed, subject to the availability of capital and management’s assessment of operational requirements.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition, or results of operations. To the best of our knowledge, no adverse legal activity is anticipated or threatened.

PATENTS AND TRADEMARKS

The Company does not currently own, either legally or beneficially, any patents, registered trademarks, or other registered intellectual property. The Company has not filed any patent, trademark, or copyright applications as of the date of this Offering Circular.

The Company has explored and utilized certain technology concepts and third-party tools, including an AI-powered crypto chatbot that was launched in beta and subsequently paused. The Company does not claim ownership of any proprietary software or protected intellectual property in connection with this chatbot, and no intellectual property protections have been sought or obtained. There can be no assurance that this technology will be resumed, commercialized, or provide any competitive advantage.

Any future development, licensing, or acquisition of intellectual property, including software, technology, or systems related to blockchain infrastructure, digital assets, or cryptocurrency mining, will depend on the Company’s business plans, capital resources, and strategic direction.

EMPLOYEES

As of the date of this Offering Circular, the Company has no employees other than its sole executive officer and director, Levi Jacobson. Mr. Jacobson serves as the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, and sole director, and is responsible for all executive decision-making, including the management of the Company’s operations, strategic initiatives, and digital asset acquisitions.

Mr. Jacobson has no formal financial, investment, or professional accreditation and makes decisions regarding the Company’s business and treasury based on his judgment of potential opportunities. There can be no assurance that such decisions will be profitable or avoid losses.

The Company has entered into an Employment Agreement with Mr. Jacobson, effective February 1, 2025. Pursuant to the agreement, Mr. Jacobson is entitled to a base salary and is eligible for performance-based compensation, subject to the terms of the agreement. The agreement includes customary provisions relating to confidentiality, non-competition, severance, and termination.

The Company may, from time to time, engage independent contractors, consultants, or third-party service providers to support specific operational, technical, regulatory, or administrative functions. The Company does not have any collective bargaining agreements and does not anticipate entering into any such agreements.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Biographical information regarding the Company’s sole executive officer and director, who currently serves and will continue to serve in these roles, is provided below:

NAME	AGE	POSITION
Levi Jacobson	32	Chief Executive Officer, Chief Operations Officer, Chief Financial Officer, Chief Accounting Officer, President, Secretary, Treasurer and Director

Levi Jacobson- Chief Executive Officer, Chief operations Officer, Chief Financial Officer, Chief Accounting Officer, President, Secretary and sole Director.

On June 30, 2021, Mr. Levi Jacobson was appointed Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director of C2 Blockchain, Inc., positions he continues to hold.

He previously served as a director and sole officer of Elektros, Inc. from December 1, 2020, until his resignation on July 1, 2021. Mr. Jacobson also served as Chief Executive Officer and sole director of China Xuefeng Environmental Engineering Group from November 19, 2020, until July 1, 2021, when he resigned from those roles. Since November 13, 2015, he has been the CEO and sole director of Hemp Naturals, Inc.; however, he does not currently devote material time to that role as the operations of Hemp Naturals are inactive. In addition, he has served as CEO and sole director of American Estate Management Company since July 7, 2021, though he does not devote material time to that position as the operations of the entity are also inactive.From 2016 to 2019, Mr. Jacobson was employed by Bluejay Management LLC, a real estate development firm in Hewlett, NY, where he assisted with property management, rent collection, and remodeling.

Mr. Jacobson’s extensive business acumen and experience as an officer and director across various companies culminated in his appointment as the sole officer and director of C2 Blockchain, Inc.

Corporate Governance

The Company promotes accountability, integrity, and adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications; and strives to comply with applicable governmental laws, rules, and regulations. The Company has not formally adopted a written code of business conduct and ethics, as it is not required to do so.

As the sole officer and director, Levi Jacobson is responsible for reviewing and overseeing the Company’s financial reporting and internal controls, selecting independent auditors, reviewing the scope and results of audits, and evaluating the effectiveness of services provided by the Company’s independent public accountants. Mr. Jacobson also reviews the Company’s internal accounting controls, practices, and policies. Investors should note that Mr. Jacobson does not have formal training or extensive experience in corporate governance or accounting, and while he undertakes these responsibilities in good faith, there is a risk that errors or oversights may occur.

Committees of the Board

We currently do not have nominating, compensation, or audit committees, or committees performing similar functions, nor do we have a written nominating, compensation, or audit committee charter. Our sole officer and director, Levi Jacobson, believes that it is not necessary to have such committees given the Company’s current size and the limited scope of its business. Currently, Mr. Jacobson is performing the functions of these committees.

In lieu of an Audit Committee, our board of directors, which consists solely of our officer and director, Levi Jacobson, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results, and effectiveness of the annual audit of our financial statements and other services provided by our independent registered public accounting firm. Mr. Jacobson also reviews our internal accounting controls, practices, and policies.

Audit Committee Financial Expert

Our board of director(s) has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K . We believe that given our current size and the limited scope of our business, retaining an independent director who would qualify as an audit committee financial expert would be overly costly and burdensome. We will consider establishing an Audit Committee, and identifying an individual to serve as an independent director and as the audit committee financial expert when so required.

Involvement in Certain Legal Proceedings

None of our executive officers and directors, of which we have only one, Levi Jacobson, has been involved in or a party to any of the following events or actions during the past ten years:

1.	bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or
4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Company has material operations but currently has only one employee, our sole officer and director, Levi Jacobson. In the event the number of employees, officers, and/or directors increases in the future, we may take actions to adopt a formal Code of Ethics.

Nomination of Directors and Shareholder Proposals

As of the date of this Post-Qualification Offering Circular, the Company has not adopted any formal procedures by which stockholders may recommend nominees to its Board of Directors. The Company does not maintain defined policies or requirements for stockholders to submit director recommendations or nominations. Given the early stage of the Company’s operations and that Levi Jacobson is the sole officer and director, the Company believes that adopting a formal nominating policy at this time would be premature and of limited utility.

The Company does not have specific criteria or a formal process for evaluating director nominees. All candidates, whether submitted by stockholders or management, will be assessed by Levi Jacobson, who will make recommendations for election or appointment.

Stockholders who wish to communicate with the Board of Directors may do so by directing a written request to the Company at its principal address listed on the first page of this Offering Circular. All communications will be received and reviewed by Levi Jacobson.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s executive officers, directors, and beneficial owners of more than ten percent of a registered class of the Company’s equity securities to file reports with the SEC regarding ownership and changes in ownership of the Company’s common stock. Such individuals are also required to furnish the Company with copies of all Section 16(a) forms they file.

The Company currently has one executive officer and director, Levi Jacobson. Mr. Jacobson controls the Company through his ownership of Mendel Holdings, LLC, which holds a controlling interest in the Company. Mr. Jacobson has not filed all required Section 16(a) reports reflecting his beneficial ownership of the Company’s shares through Mendel Holdings, LLC, but has informed the Company that he intends to file the missing reports as soon as practicable.

Family Relationships

There are no family relationships among the Company’s directors or executive officers. The Company currently has only one officer and director, Levi Jacobson.

Arrangements

There are no arrangements, understandings, or agreements between the Company’s sole executive officer and director and any other person pursuant to which he was selected as an officer or director.

E XECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officers, which is defined as follows: (i) all individuals serving as our principal executive officer during the year ended June 30, 2025 and or June 30, 2024; (ii) each of our two most highly compensated executive officers who were serving as executive officers at the end of the year ended June 30, 2025 and or June 30, 2024; and (iii) up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer as of the end of the year ended June 30, 2025 and or June 30, 2024.

Levi Jacobson is the named executive officer shown below and currently serves as our sole officer and director.

Name and principal position	Fiscal Year Ended June 30,	Salary* ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Deferred Compensation** Earnings ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Levi Jacobson, President, CEO, CFO, Treasurer, and Director	2025	16,000	0	0	0	0	84,000	0	0	100,000
	2024	0	0	0	0	0	0	0	0	0

* The column titled “Salary” reflects the total salary paid to the Company’s sole officer and director, Levi Jacobson, through the respective year-end indicated above.

** The column titled “Deferred Compensation” shows the amount of deferred compensation that remains unpaid or outstanding to Levi Jacobson as of the respective year-end indicated above. The terms of Mr. Jacobson’s Employment Agreement are incorporated by reference from Exhibit 10.1 to the Company’s Annual Report on Form 10-K filed on September 29, 2025, as referenced in the Exhibit Index to this Offering Circular.

Outstanding Equity Awards at Fiscal Year-End

As of June 30, 2024 and June 30, 2025, the Company had no outstanding equity awards. No stock or option awards were granted or vested during the fiscal years ended June 30, 2024 and June 30, 2025.

Potential Payments Upon Termination or Change-of-Control

Mr. Jacobson’s Employment Agreement provides that, if he is terminated without cause, he is entitled to severance pay equal to three (3) months of base salary, subject to the execution of a separation agreement. As Mr. Jacobson is the Company’s sole officer and director, no other individuals are entitled to payments upon termination or change of control.

Retirement or Similar Benefit Plans

There are no arrangements or plans under which we provide retirement or similar benefits to our directors or executive officers.

Employment Agreements

We have entered into an Employment Agreement with Levi Jacobson, our sole executive officer, effective February 1, 2025. The agreement provides for a base salary of $20,000 per month and eligibility for an annual performance bonus of up to $250,000, subject to the achievement of milestones established by the Board. Mr. Jacobson may also be considered for equity awards at the discretion of the Board. The agreement includes standard provisions related to confidentiality, non-competition, and severance. Please refer to Exhibit 10.1 for the full terms of the agreement.

Compensation of Directors

We did not pay any compensation to our directors for their service in such capacity during the fiscal years ended June 30, 2024 or June 30, 2025. All compensation paid to Mr. Jacobson during these periods was in his capacity as an executive officer and not as a director.

Executive Compensation Philosophy

The Company’s Board of Directors, which currently consists of a single director, is responsible for determining the compensation of the Company’s executive officers. In making compensation decisions, the Board considers the Company’s financial condition, business objectives, and the executive officer’s responsibilities and performance, among other factors.

Compensation may consist of salary, cash bonuses, equity-based compensation, or a combination of these elements. The Board may also issue shares of common stock in consideration for services rendered. Any such compensation is intended to align executive incentives with the Company’s business goals and long-term strategy. The Company has not adopted a formal compensation policy or incentive plan, and compensation decisions are made on a discretionary basis.

While the Board has not granted performance-based stock options to date, it may consider granting such awards in the future if it determines that doing so would be in the best interests of the Company and its stockholders.

Incentive Bonus

The Board of Directors may, in its discretion, award incentive bonuses to the Company’s executive officer or any future executive officers. Any such bonuses would be based on factors the Board deems appropriate, which may include the Company’s financial performance, achievement of business objectives, and the executive officer’s individual contributions. There is no assurance that incentive bonuses will be awarded in any particular period, or at all.

Long-term, Stock Based Compensation

The Company may, at the discretion of its Board of Directors, award long-term, stock-based compensation to its executive officer or future executives as a means of attracting, retaining, and motivating management. The Company does not currently have any formal equity compensation plans in place and has no immediate plans to grant such awards. Any future grants would be subject to Board approval and applicable securities laws.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the certified shareholder list dated February 12, 2026, the number of shares of common stock beneficially owned by: (i) each of our current directors, (ii) each of our named executive officers, (iii) our directors and executive officers as a group, and (iv) each stockholder known to us to be the beneficial owner of more than 5% of our outstanding common stock. Beneficial ownership has been determined in accordance with the rules and regulations of the SEC and includes shares as to which a person has voting or investment power. Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to the shares shown as beneficially owned.

As of the date of this Offering Circular, February 12, 2026, we have 455,486,005 shares of common stock issued and outstanding.

Name	Amount and Nature of Beneficial Ownership (Common Stock)	Approximate Percentage of Class

Officers and Directors
Levi Jacobson (1) 12818 SW 8th St Unit #2008 Miami, FL 33184	245,000,000 (2)	53.79%
5% or Greater Shareholders
Mendel Holdings, LLC (3) 112818 SW 8th St Unit #2008 Miami, FL 33184	245,000,000 (2)	53.79%
Kron Tomas Purna Ltd (4)	28,400,150	6.24%
_________________________________________

(1) Levi Jacobson serves as Chief Executive Officer, Chief Financial Officer, President, Treasurer, and Director of the Company.

(2) Includes 245,000,000 shares of common stock held by Mendel Holdings, LLC, an entity over which Mr. Jacobson has sole voting and dispositive control.

(3) Mr. Jacobson is the sole member of Mendel Holdings, LLC.

(4) Kron Tomas Purna Ltd is a Cyprus-based entity believed to have been dissolved in 2016. Ownership and control were historically attributed to Nikos Chrysanthou, per records from the Cyprus Department of Registrar of Companies and Official Receiver.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Loans

The Company’s sole officer and director, Levi Jacobson, has historically advanced funds and paid expenses on behalf of the Company. During the period ended June 30, 2024, Mr. Jacobson advanced $30,050, which was treated as a loan to the Company. These loans were noninterest-bearing, unsecured, and payable on demand. As of June 30, 2024, the related-party loan totaled $61,214.

During the year ended June 30, 2025, the Company repaid the related-party loan to Mr. Jacobson in full.

During the three months ended September 30, 2025, the Company accrued salary totaling $23,000 payable to Mr. Jacobson pursuant to his employment agreement dated February 1, 2025 (see Note 5 to the financial statements for the period ended September 30, 2025). These amounts are considered loans to the Company, which are noninterest-bearing, unsecured, and payable on demand. As of September 30, 2025, the total related-party loan, including accrued salary, was $61,214.

Issuance of Stock

On January 21, 2026, the Company’s Board of Directors approved the issuance of shares of the Company’s common stock to Mendel Holdings, LLC (“Mendel Holdings”), an entity solely controlled by Levi Jacobson, the Company’s Chief Executive Officer, President, and sole director, in consideration for services rendered to the Company.

On February 3, 2026, the Board executed a unanimous written consent ratifying and correcting the prior authorization to reflect the issuance of 45,000,000 restricted shares of the Company’s common stock, par value $0.001 per share, to Mendel Holdings in full satisfaction of all services rendered. No additional shares are owed or will be issued in respect of such services.

The shares were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereunder. No underwriters were involved in the transaction, and no general solicitation or advertising was used in connection with the issuance.

As a result of this issuance, Mendel Holdings and Levi Jacobson beneficially own approximately 53.8% of the Company’s outstanding common stock and hold voting control of the Company.

Employment Agreement

On February 1, 2025, the Company entered into an employment agreement with its sole officer and director, Levi Jacobson. Pursuant to the agreement, Mr. Jacobson is entitled to receive a base salary and may be eligible for performance-based incentive bonuses. Accrued salary payable to Mr. Jacobson under the employment agreement totaled $84,000 as of June 30, 2025 and $23,000 as of September 30, 2025 (see Note 5 to the financial statements for the period ended September 30, 2025).

Consulting Agreement

During the year ended June 30, 2025, and the three months ended September 30, 2025, the Company paid Simple Simon Says LLC $15,000 and $87,500, respectively, for consulting services. Simple Simon Says LLC is controlled by the father of Levi Jacobson. Pursuant to the consulting agreement, Simple Simon Says LLC provided business development, strategic advisory, and consulting services to the Company and acted as an independent contractor, not as an employee or partner of the Company. Following September 30, 2025, additional fees were incurred with Simple Simon Says LLC. These fees are not reflected in the interim financial statements included herein, which cover the period through September 30, 2025.

All related-party engagements were approved by Mr. Jacobson in his capacity as Chief Executive Officer and sole director.

Office Space

The Company utilizes home office space and equipment of its management at no cost.

Director Independence

Currently, the Company does not have any independent directors. Since the Company’s Common Stock is not currently listed on a national securities exchange, we have used the definition of “independence” of the NASDAQ Stock Market to make this determination.

Under NASDAQ Listing Rule 5605(a)(2), an "independent director" is a “person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the company's board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.”

We do not currently have a separately designated audit, nominating or compensation committee.  However, we do intend to comply with the independent director and committee composition requirements in the future.

Review, Approval and Ratification of Related Party Transactions

Given the Company’s small size, limited financial resources, and current management structure, it has not adopted formal written policies or procedures for the review, approval, or ratification of transactions with its executive officer, director, or significant stockholders. Related party transactions, if any, are currently reviewed and approved by the Company’s sole director based on his judgment of what is in the best interests of the Company. The Company intends to consider adopting more formal policies and procedures for the review and approval of related party transactions in the future if and when it has sufficient resources and appoints additional directors. Until such time, any related party transactions will continue to be reviewed and approved by the Company’s Board of Directors, which currently consists of a single member.

FINANCIAL STATEMENTS AND EXHIBITS.

C2 Blockchain, Inc.

INDEX TO FINANCIAL STATEMENTS

Page
For the Fiscal Years Ended June 30, 2025 and June 30, 2024

Report of Independent Registered Public Accounting Firm (PCAOB Firm ID 6108)	F2

Balance Sheets as of June 30, 2025, and June 30, 2024 (Audited)	F3

Statement of Operations for the Fiscal Years Ended June 30, 2025, and June 30, 2024 (Audited)	F4

Statement of Changes is Stockholder (Deficit) For the Period June 30, 2023, to June 30, 2025 (Audited)	F5

Statement of Cash Flows For the Fiscal Years Ended June 30, 2025, and June 30, 2024 (Audited)	F6

Notes to the Audited Financial Statements	F7-F10

For the Quarterly Period Ended September 30, 2025

Balance Sheets as of September 30, 2025 (Unaudited), and June 30, 2025 (Audited)	F11

Statement of Operations for the Three Months Ended September 30, 2025 (Unaudited), and the Three Months Ended September 30, 2024 (Unaudited)	F12

Statement of Changes in Stockholders’ Deficit For the Period June 30, 2025 to September 30, 2025 (Unaudited), and the Period June 30, 2024 to September 30, 2024 (Unaudited)	F13

Statement of Cash Flows for the Three Months Ended September 30, 2025 (Unaudited), and the Three Months Ended September 30, 2024 (Unaudited)	F14

Notes to the Unaudited Financial Statements	F15-F18

- F1 -

MICHAEL GILLESPIE & ASSOCIATES, PLLC

CERTIFIED PUBLIC ACCOUNTANTS

Vancouver, WA 98666

206.353.5736

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders & Board of Directors

C2 Blockchain, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of C2 Blockchain, Inc. (the Company) as of June 30, 2025 and 2024 and the related statements of operations, changes in stockholders’ deficit, cash flows, and the related notes (collectively referred to as “financial statements”) for the fiscal years then ended. In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2025 and 2024 and the results of its operations and its cash flows for the fiscal years then ended in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #3 to the financial statements, although the Company has limited operations it has yet to attain profitability. This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note #3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ MICHAEL GILLESPIE & ASSOCIATES, PLLC

We have served as the Company’s auditor since 2024.

PCAOB ID: 6108

Vancouver, Washington

September 4, 2025

- F2 -

C2 Blockchain, Inc.

Balance Sheets

(Audited)

	June 30, 2025	June 30, 2024
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$9	$30
Prepaid Expenses	13,068	-
Total Current Assets	13,077	30

NON-CURRENT ASSETS
Intangible assets – cryptocurrency	$62,474	$-

TOTAL ASSETS	$75,551	$30

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accrued liabilities	$84,000	$-
Loan to Company - related party	-	61,214
TOTAL LIABILITIES	$84,000	$61,214

Stockholders’ Equity (Deficit)
Preferred stock ($.001 par value, 20,000,000 shares authorized; 0 issued and outstanding as of June 30, 2025, and June 30, 2024)	-	-

Common stock ($.001 par value, 500,000,000 shares authorized, 274,736,005 and 253,936,005 shares issued and outstanding as of June 30, 2025, and June 30, 2024, respectively)	274,736	253,936
Additional paid-in capital	(35,401)	(252,601)
Shares payable	50,000	-
Accumulated deficit	(297,784)	(62,519)
Total Stockholders’ Equity (Deficit)	(8,449)	(61,184)

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)	$75,551	$30

The accompanying notes are an integral part of these audited financial statements.

- F3 -

C2 Blockchain, Inc.

Statement of Operations

(Audited)

	Year Ended June 30, 2025	Year Ended June 30, 2024

Revenue
Staking rewards	$185	$-
Total revenue	185	-

Operating expenses

General and administrative expenses	$222,780	$30,020
Total operating expenses	222,780	30,020

Operating Income (Loss)	$(222,595)	$(30,020)

Other Income/(Loss)
Impairment expense	$(12,668)	$-
Gain (loss) on sale of cryptocurrency	(2)	-
Total Other Income (Loss)	(12,670)	-

Net loss	$(235,265)	$(30,020)

Basic and Diluted net loss per common share	$(0.00)	$(0.00)

Weighted average number of common shares outstanding - Basic and Diluted	258,563,676	253,936,005

The accompanying notes are an integral part of these audited financial statements.

- F4 -

 C2 Blockchain, Inc.

Statement of Changes is Stockholder (Deficit)

For the Period June 30, 2023, to June 30, 2025

(Audited)

	Common Shares	Par Value Common Shares	Additional Paid-in Capital	Shares Payable	Accumulated Deficit	Total

Balances, June 30, 2023	253,936,005	$253,936	$(252,601)	$-	$(32,499)	$(31,164)

Net loss	-	-	-	-	(30,020)	(30,020)
Balances, June 30, 2024	253,936,005	$253,936	$(252,601)	$-	$(62,519)	$(61,184)
Common shares sold	19,300,000	19,300	203,700	-	-	223,000
Cash received for shares not yet issued	-	-	-	50,000	-	50,000
Shares issued as compensation	1,500,000	1,500	13,500	-	-	15,000
Net loss	-	-	-	-	(235,265)	(235,265)
Balances, June 30, 2025	274,736,005	$274,736	$(35,401)	$50,000	$(297,784)	$(8,449)

The accompanying notes are an integral part of these audited financial statements.

- F5 -

C2 Blockchain, Inc.

Statement of Cash Flows

(Audited)

	Year Ended June 30, 2025	Year Ended June 30, 2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(235,265)	$(30,020)
Adjustment to reconcile net loss to net cash used in operating activities:
Accrued expenses	84,000	-
Share based compensation	15,000	-
Changes in current assets and liabilities:
Prepaid expenses	(13,068)	-
Net cash used in operating activities	(149,333)	(30,020)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for cryptocurrency	$(62,474)	$-
Net cash used in investing activities	(62,474)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the sale of common shares	$223,000	$-
Cash received for shares not yet issued	50,000	-
Loan to company - related party	-	30,050
Payments to reduce loan from related party	(61,214)	-
Net cash provided by financing activities	211,786	30,050

Net change in cash	$(21)	$30
Beginning cash balance	30	-
Ending cash balance	$9	$30

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$-	$-
Income taxes paid	$-	$-

The accompanying notes are an integral part of these audited financial statements.

- F6 -

C2 Blockchain, Inc.

Notes to the Audited Financial Statements

Note 1 - Organization and Description of Business

C2 Blockchain, Inc. (“we,” “us,” “our,” or the “Company”) was incorporated on June 30, 2021 in the State of Nevada.

On June 30, 2021, Levi Jacobson was appointed Chief Executive Officer, Chief Financial Officer, and Director of C2 Blockchain, Inc.

The Company is a development-stage blockchain infrastructure business engaged in cryptocurrency mining, digital asset treasury management, and related technology initiatives. The Company is in the early stages of operations and faces substantial operational and financial constraints that may impact the timing, scope, and execution of its planned activities.

The Company utilizes home office space provided at no cost by its sole officer and director, Levi Jacobson.

The Company has elected June 30th as its year end.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents at June 30, 2025, and June 30, 2024, were $9 and $30, respectively.

Comprehensive income or loss

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income or loss, its components and accumulated balances. Comprehensive income or loss as defined includes all changes in equity during a period from non-owner sources. Accumulated comprehensive income, as presented in the accompanying consolidated statements of shareholders’ equity consists of changes in unrealized gains and losses on foreign currency translation.

Revenue recognition

The Company adopted ASC 606 – Revenue from contracts with Customers: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.”  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recognized at June 30, 2025, and June 30, 2024.

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings (loss) per share in accordance with ASC Topic 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

The Company does not have any potentially dilutive instruments as of June 30, 2025, and, thus, anti-dilution issues are not applicable.

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

- Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

- Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

- Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2025. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accrued expenses.

- F7 -

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Share-Based Compensation

ASC 718, “Compensation – Stock Compensation”, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.”  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

The Company had no stock-based compensation plans as of June 30, 2025, and June 30, 2024.

The Company’s stock-based compensation for the periods ended June 30, 2025, and June 30, 2024, was $15,000 and $0, respectively.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Note 3 - Going Concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company demonstrates adverse conditions that raise substantial doubt about the Company's ability to continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically operating loss, working capital deficiency, and other adverse key financial ratios.

The Company has not established any substantive source of revenue to cover its operating expenses. Revenue generated to date, including staking rewards, is negligible compared to operating costs. Management intends to fund operations through related-party contributions and the sale of the Company’s stock. There can be no assurance that these measures will be successful. The accompanying financial statements do not include any adjustments that might be required if the Company is unable to continue as a going concern, including adjustments to the recoverability or classification of assets or the amounts and classification of liabilities.

Note 4 - Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not.  In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company has incurred a net operating loss carryforward of $297,784 which begins expiring in 2041. The Company has adopted ASC 740, “Accounting for Income Taxes”, as of its inception. Pursuant to ASC 740 the Company is required to compute tax asset benefits for non-capital losses carried forward. The potential benefit of the net operating loss has not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the loss carried forward in future years.

Significant components of the Company’s deferred tax assets are as follows:

	June 30, 2025	June 30, 2024

Deferred tax asset, generated from net operating loss	$62,535	$13,129
Valuation allowance	(62,535)	(13,129)
	$-	$-

The reconciliation of the effective income tax rate to the federal statutory rate is as follows:

Federal income tax rate 21.0%	21.0%
Increase in valuation allowance (21.0%)	(21.0%)
Effective income tax rate 0.0%	0.0%

On December 22, 2017, the Tax Cuts and Jobs Act of 2017 was signed into law. This legislation reduced the federal corporate tax rate from the previous 35% to 21%.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

Note 5 - Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no commitments or contingencies as of June 30, 2025, and June 30, 2024 except for the following: on February 1, 2025, the Company entered into an employment agreement with our sole officer and director, Levi Jacobson, which details base salary to be paid as well as bonus payments based on benchmarks.

As of June 30, 2025, the Company is in dispute with a vendor regarding services to the Company totaling $12,500. Based on the Company’s analysis pursuant to ASC 450-20, Loss Contingencies, the payment of this disputed amount is considered uncertain at the time of filing this report. No liability was recorded as of June 30, 2025 for this disputed amount.

Note 6 - Prepaid Expenses

During the year ended June 30, 2025, the Company prepaid a one-year invoice for OTC Markets news & disclosure service totaling $7,500 and prepaid a 66-day invoice for advertising totaling $7,500. These were expensed through June 30, 2025, with the remaining balance of $13,068 to be expensed in the next fiscal year.

Note 7 - Intangible Asset - Cryptocurrency

The Company has holdings of cryptocurrency as a long-term reserve and investment. During the year ended June 30, 2025, the Company purchased cryptocurrency totaling $75,142, consisting entirely of Cardano (ADA) tokens. The Company recorded an impairment expense of $12,668 at June 30, 2025 related to this cryptocurrency asset (see Note 9).

- F8 -

Note 8 - Accrued Expenses

During the year ended June 30, 2025, the Company accrued salary, totaling $84,000, payable to our sole office and director, Levi Jacobson, pursuant to the employment agreement dated February 1, 2025 (see Note 5).

Note 9 - Impairment Expense

During the fiscal year ended June 30, 2025, the Company purchased Cardano (ADA) tokens as a long-term reserve and investment. At the time of purchase, management believed ADA represented a viable long-term blockchain asset with potential for growth and ecosystem development. However, subsequent to June 30, 2025, management made the decision to fully divested its ADA token holdings. The Company realized an approximate loss of $12,668 with the sale of these assets. This amount was recognized as an impairment expense in the financial reports for the 2025 fiscal year end filing.

Note 10 - Shareholder Equity

Preferred Stock

The authorized preferred stock of the Company consists of 20,000,000 shares with a par value of $0.001. There were no shares issued and outstanding as of June 30, 2025, and June 30, 2024.

Common Stock

The authorized common stock of the Company consists of 500,000,000 shares with a par value of $0.001. There were 274,736,005 and 253,936,005 shares of common stock issued and outstanding as of June 30, 2025 and June 30, 2024, respectively.

On or about April 10, 2025, the Company issued 1,500,000 shares of restricted common stock at a value of $0.01 per share, for total non-cash consideration of $15,000, to Root Ventures LLC in exchange for investor relations and related services. The shares were issued as a consulting fee.

The issuance was made to an accredited investor in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. The shares were issued for bona fide services and not for fundraising purposes.

During the year ended June 30, 2025, the Company sold an aggregate of 16,800,000 shares of common stock to eight investors pursuant to its qualified Regulation A+ Tier II offering, for total proceeds of $168,000. In addition, the Company issued a total of 2,500,000 shares of restricted common stock to two accredited investors in private placement transactions exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder, for aggregate proceeds of $55,000. Of these, 1,000,000 shares were sold at a purchase price of $0.04 per share for proceeds of $40,000, and 1,500,000 shares were sold at a purchase price of $0.01 per share for proceeds of $15,000. The restricted shares are subject to transfer restrictions and bear appropriate restrictive legends.

Shares payable

During the year ended June 30, 2025, the Company received funds totaling $50,000 from a prospective shareholder. As of June 30, 2025, the subscribed shares had not yet been issued.

Note 11 - Related-Party Transactions

Consulting Fees

During the year ended June 30, 2025, the Company paid $15,000 to Simple Simon Says LLC (“Consultant”) for consulting services. Simple Simon Says LLC is controlled by the father of the Company’s sole officer and director, Levi Jacobson. Pursuant to the consulting agreement, Consultant provided business development, strategic advisory, and consulting services to the Company from May 1, 2025, through June 1, 2025. Consultant acted as an independent contractor and not as an employee or partner of the Company.

The engagement of Consultant, as a related party transaction, was approved by Levi Jacobson, the Company’s Chief Executive Officer and sole director.

Loan

The Company’s sole officer and director, Levi Jacobson, paid expenses on behalf of the company totaling $30,050 during the period ended June 30, 2024. These payments were considered as a loan to the Company which was noninterest-bearing, unsecured and payable on demand. As of June 30, 2024, the related party loan to the Company totaled $61,214.

During the year ended June 30, 2025, the Company made payments to our sole officer and director, Levi Jacobson, totaling $61,214 to pay off the loan in full.

Office Space

We utilize the home office space and equipment of our management at no cost.

- F9 -

Note 12 - Subsequent Events

The Company has evaluated subsequent events through September 4, 2025, the most recent practicable date prior to the filing of this Annual Report, which is the date the financial statements were available to be issued.

Note: The information regarding recent sales of securities below is presented through the date of the certified shareholder list, dated September 4, 2025. Certain transactions may not be reflected because, although the related subscription agreements were signed on or before that date, the shares had not yet been issued due to processing or because the Company had not yet received payment. Accordingly, the dates described below for each transaction are presented on or about the date of the subscription agreement and may not represent the actual date the shares were issued. The transactions detailed below, however, are included on the certified shareholder list as of September 4, 2025.

Events or transactions occurring after June 30, 2025, but before September 4, 2025, that would require recognition or disclosure in the financial statements have been considered. Certain subscription agreements signed on or prior to September 4, 2025, may not be reflected if the shares had not yet been processed for reasons such as, but not limited to, the Company not having received payment for the shares.

Pursuant to a subscription agreement executed prior to the fiscal year ended June 30, 2025, the Company received $50,000 in proceeds for the sale of 5,000,000 freely transferable shares of common stock to an accredited investor under its qualified Regulation A+ Tier II offering statement. The shares were subsequently issued on or about July 1, 2025. (see Note 10 - Shares Payable).

Subsequent to June 30, 2025, the Company completed the following equity issuances to accredited investors:

On or about July 15, 2025, the Company issued 10,000,000 shares of restricted common stock at $0.02 per share in a private placement.

On or about July 15, 2025, the Company issued 5,000,000 shares of restricted common stock at $0.02 per share under a separate subscription agreement, granting piggyback registration rights.

On or about July 29, 2025, the Company issued 12,500,000 shares of restricted common stock at $0.02 per share.

On or about August 10, 2025, the Company issued 1,000,000 shares of restricted common stock at $0.03 per share.

On or about August 14, 2025, the Company issued 12,500,000 shares of restricted common stock at $0.02 per share.

On or about August 19, 2025, the Company issued 12,500,000 shares of restricted common stock at $0.02 per share.

On or about August 21, 2025, the Company issued 1,500,000 shares of restricted common stock at $0.02 per share.

On or about August 25, 2025, the Company issued 10,000,000 shares of restricted common stock at $0.01 per share.

On or about August 25, 2025, the Company issued (i) 500,000 shares of restricted common stock at $0.02 per share, (ii) 10,000,000 shares of restricted common stock at $0.01 per share, and (iii) 4,000,000 shares of restricted common stock at $0.01 per share.

All restricted issuances were made in reliance on exemptions under Section 4(a)(2) and Rule 506(b) of Regulation D. No underwriting discounts or commissions were paid, and proceeds are intended for general corporate purposes.

Additional Information:

Quick Capital, LLC Note Purchase Agreement and Convertible Promissory Note

On July 22, 2025, the Company entered into a Note Purchase Agreement (the “Purchase Agreement”) with Quick Capital, LLC, a Wyoming limited liability company (“QC”), pursuant to which the Company issued a convertible promissory note in the principal amount of $55,555.56 (the “QC Note”).

In connection with the Purchase Agreement, the Company also issued to QC a warrant resulting in the issuance of 2,777,778 warrant shares at an exercise price of $.02 per share with a 5 year term equivalent to 100% warrant coverage, entitling QC to purchase shares of common stock equal to 100% of the principal amount of the QC Note.

The QC Note and the related securities were issued in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

Coventry Enterprises LLC Securities Purchase Agreement and Promissory Note

On July 22, 2025, the Company entered into a Securities Purchase Agreement with Coventry Enterprises LLC, a Delaware limited liability company (“Coventry”), pursuant to which the Company issued a promissory note in the principal amount of $200,000.00 (the “Coventry Note”).

The Coventry Note includes $20,000.00 of guaranteed interest, and was issued with an original issue discount of $20,000.00 and $10,000.00 allocated to legal documentation fees, resulting in gross proceeds to the Company of $170,000.00.

The Coventry Note is repayable in 12 equal monthly installments of $18,333.33 beginning on August 22, 2025, and maturing on July 22, 2026.

The Company shall issue ten million (10,000,000) shares of its restricted common stock (in book entry form) to Coventry Enterprises LLC (“Coventry”) as commitment stock (the “Commitment Stock”). If the Company repays all of its obligations in full and in accordance with the terms of the Promissory Note, and was never in default during the term of the Note (independently of any cure period), then Coventry shall, within ten (10) calendar days thereafter, return five million (5,000,000) of the Commitment Stock shares to the Company’s treasury for cancellation.

The Company shall reserve thirty million (30,000,000) shares of its common stock for issuance to Coventry upon conversion of the Promissory Note.

Coventry Enterprises LLC Equity Line Agreement

The Company entered into a Common Stock Purchase Agreement (the “Equity Line Agreement”) with Coventry Enterprises LLC, pursuant to which Coventry committed to purchase up to $10,000,000.00 of the Company’s common stock over a 36-month period beginning on the effective date of the registration statement required under the agreement.

As an inducement to Coventry Enterprises LLC (“Coventry”) entering into this Equity Line Agreement, the Company shall, as of the date of this Agreement and for no additional consideration, issue to Coventry an aggregate of five million (5,000,000) shares of Common Stock (the “Commitment Shares”). Upon issuance, the Commitment Shares shall be duly authorized, fully paid, and non-assessable. In lieu of delivering a physical certificate for the Commitment Shares, the Company shall cause its transfer agent to record such shares in electronic book entry format on its books and records and shall provide Coventry with a statement documenting such notation.

The descriptions of the Quick Capital, LLC Note Purchase Agreement and Convertible Promissory Note, Coventry Enterprises LLC Securities Purchase Agreement and Promissory Note, and Coventry Enterprises LLC Equity Line Agreement (collectively, the “Agreements”) provided herein are summaries and do not contain all the details. Complete copies of each Agreement are included as exhibits to the Company’s Annual Report filed with the Securities and Exchange Commission on September 29, 2025 (see Exhibits 10.2 through 10.7).

- F10 -

C2 Blockchain, Inc.

Balance Sheets

(Unaudited)

	September 30, 2025	June 30, 2025 (Audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$148,102	$9
Prepaid Expenses	4,375	13,068
Total Current Assets	152,477	13,077

NON-CURRENT ASSETS
Intangible assets - cryptocurrency	$1,082,426	$62,474

TOTAL ASSETS	$1,234,903	$75,551

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accrued liabilities	$107,000	$84,000
Convertible loans, net of discount	158,819	-
Derivative Liability	1,597,514	-
TOTAL LIABILITIES	$1,863,333	$84,000

Stockholders’ Equity (Deficit)
Preferred stock ($.001 par value, 20,000,000 shares authorized; 0 issued and outstanding as of September 30, 2025, and June 30, 2025)	-	-

Common stock ($.001 par value, 500,000,000 shares authorized, 393,319,338 and 274,736,005 shares issued and outstanding as of September 30, 2025, and June 30, 2025, respectively)	393,319	274,736
Additional paid-in capital	1,571,016	(35,401)
Shares payable	75,000	50,000
Accumulated deficit	(2,667,765)	(297,784)
Total Stockholders’ Equity (Deficit)	(628,430)	(8,449)

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)	$1,234,903	$75,551

The accompanying notes are an integral part of these unaudited financial statements.

- F11 -

 C2 Blockchain, Inc.

Statement of Operations

(Unaudited)

	Three Months Ended September 30, 2025	Three Months Ended September 30, 2024

Revenue
Staking rewards	$44	$-
Total revenue	44	-

Operating expenses
General and administrative expenses	302,933	7,784
Total operating expenses	302,933	7,784

Operating Income (Loss)	(302,889)	(7,784)

Other Income/(Loss)
Interest Expense	(642,120)	-
Loss on change in fair market value of derivative liability	(933,879)	-
Gain (loss) on change in fair value of cryptocurrency	(491,092)	-
Total Other Income (Loss)	(2,067,091)	-

Net loss	$(2,369,980)	$(7,784)

Basic and Diluted net loss per common share	$(0.01)	$(0.00)

Weighted average number of common shares outstanding - Basic and Diluted	339,475,135	253,936,005

The accompanying notes are an integral part of these unaudited financial statements.

- F12 -

C2 Blockchain, Inc.

Statement of Changes is Stockholders’ (Deficit)

For the Period June 30, 2025, to September 30, 2025

(Unaudited)

	Common Shares	Par Value Common Shares	Additional Paid-in Capital	Shares Payable	Accumulated Deficit	Total

Balances, June 30, 2025	274,736,005	$274,736	$(35,401)	$50,000	$(297,784)	$(8,449)

Common shares sold	108,583,333	108,583	1,616,417	(50,000)	-	1,675,000
Cash received for shares not yet issued	-	-	-	75,000	-	75,000
Shares issued as loan guarantee	5,000,000	5,000	(5,000)	-	-	-
Shares issued as financing cost	5,000,000	5,000	(5,000)	-	-	-
Net loss	-	-	-	-	(2,369,980)	(2,369,980)
Balances, September 30, 2025	393,319,338	$393,319	$1,571,016	$75,000	$(2,667,764)	$(628,429)

C2 Blockchain, Inc.

Statement of Changes is Stockholders’ (Deficit)

For the Period June 30, 2024, to September 30, 2024

(Unaudited)

	Common Shares	Par Value Common Shares	Additional Paid-in Capital	Accumulated Deficit	Total

Balances, June 30, 2024	253,936,005	$253,936	$(252,601)	$(62,519)	$(61,184)

Net loss	-	-	-	(7,784)	(7,784)

Balances, September 30, 2024	253,936,005	$253,936	$(252,601)	$(70,303)	$(68,968)

The accompanying notes are an integral part of these unaudited financial statements.

- F13 -

C2 Blockchain, Inc.

Statement of Cash Flows

(Unaudited)

	Three Months Ended September 30, 2025	Three Months Ended September 30, 2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,369,980)	$(7,784)
Adjustment to reconcile net loss to net cash used in operating activities:
Amortization of debt discounts	25,485	-
Day one derivative loss charged to interest expense	616,635	-
Change in fair value of derivative liabilities	933,879	-
Change in fair value of cryptocurrency	491,092	-
Changes in current assets and liabilities:
Prepaid expenses	8,693	-
Accrued expenses	23,000	-
Net cash used in operating activities	(271,196)	(7,784)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for cryptocurrency	$(1,511,044)	$-
Net cash used in investing activities	(1,511,044)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the sale of common shares	$1,675,000	$-
Cash received for shares not yet issued	75,000	-
Proceeds from issuance of convertible notes	217,000	-
Repayments on convertible notes	(36,667)	-
Loan from related party	-	7,754
Net cash provided by financing activities	1,930,333	7,754

Net change in cash	$148,093	$(30)
Beginning cash balance	9	30
Ending cash balance	$148,102	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$-	$-
Income taxes paid	$-	$-

SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING INFORMATION:
Derivative liability upon note issuance recorded as discount on notes	$3,956	$-

The accompanying notes are an integral part of these unaudited financial statements.

- F14 -

C2 Blockchain, Inc.

Notes to the Unaudited Financial Statements

Note 1 - Organization and Description of Business

C2 Blockchain, Inc. (“we,” “us,” “our,” or the “Company”) was incorporated on June 30, 2021 in the State of Nevada.

On June 30, 2021, Levi Jacobson was appointed Chief Executive Officer, Chief Financial Officer, and Director of C2 Blockchain, Inc.

The Company is a development-stage blockchain infrastructure business engaged in cryptocurrency mining, digital asset treasury management, and related technology initiatives. The Company is in the early stages of operations and faces substantial operational and financial constraints that may impact the timing, scope, and execution of its planned activities.

The Company has elected June 30th as its year end.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements. The results for the three months ended September 30, 2025 are not necessarily indicative of the results of operations for the full year. These financial statements and related footnotes should be read in conjunction with the consolidated financial statements and footnotes thereto included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2025, filed with the Securities and Exchange Commission.

The accompanying condensed financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) are necessary to present fairly the financial position, results of operations, and cash flows at September 30, 2025, and for the related periods presented.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents at September 30, 2025, and June 30, 2025 were $148,102 and $9, respectively.

Revenue recognition

The Company adopted ASC 606 – Revenue from contracts with Customers: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.”  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recognized at September 30, 2025, and June 30, 2025.

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Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings (loss) per share in accordance with ASC Topic 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

The Company does not have any potentially dilutive instruments as of September 30, 2025, and, thus, anti-dilution issues are not applicable.

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

- Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

- Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

- Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of September 30, 2025. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accrued expenses.

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Cryptocurrency Assets

The Company’s digital assets consist solely DOG, the native Runecoin built on the Bitcoin blockchain (“DOG”).

Crypto assets within the scope of ASC 350-60 Intangibles—Goodwill and Other—Crypto Assets(“ASC 350-60):

DOG tokens have been determined to fall within the scope of ASC 350-60. The company reflects crypto assets held at fair value on the consolidated balance sheets within the Cryptocurrency Assets line item. Changes in the fair value of crypto assets are recognized in income, reflected within the change in fair value of cryptocurrency assets within the consolidated statement of operations.

In determining the fair value of digital assets in accordance with ASC 820, Fair Value Measurement (“ASC 820”). The Company utilizes Kraken as the principal market as it is the exchange on which the Company primarily acquires and custodies its DOG holdings.

Share-Based Compensation

ASC 718, “Compensation – Stock Compensation”, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.”  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

The Company had no stock-based compensation plans as of September 30, 2025, and June 30, 2025.

The Company’s stock-based compensation for the periods ended September 30, 2025, and September 30, 2024, was $0 for both periods.

Recently Issued Accounting Pronouncements

In November 2024, the FASB issued ASU 2024-03, Disaggregation of Income Statement Expenses, and in January 2025, the FASB issued ASU 2025-01, Clarifying the Effective Date (“ASU 2025-01”). The amendments are intended to enhance disclosures regarding an entity’s costs and expenses by requiring additional disaggregated information disclosures about certain income statement expense line items. The amendments, as clarified by ASU 2025-01, are effective for fiscal years beginning after December 15, 2026 and interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted. The Company is currently evaluating the effect of this pronouncement on its disclosures.

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Note 3 - Going Concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company demonstrates adverse conditions that raise substantial doubt about the Company's ability to continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically operating loss, working capital deficiency, and other adverse key financial ratios.

The Company has not established any substantive source of revenue to cover its operating expenses. Revenue generated to date, including staking rewards, is negligible compared to operating costs. Management intends to fund operations through related-party contributions and the sale of the Company’s stock. There can be no assurance that these measures will be successful. The accompanying financial statements do not include any adjustments that might be required if the Company is unable to continue as a going concern, including adjustments to the recoverability or classification of assets or the amounts and classification of liabilities.

Note 4 - Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not.  In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company has incurred a net operating loss carryforward of $2,667,765 which begins expiring in 2041. The Company has adopted ASC 740, “Accounting for Income Taxes”, as of its inception. Pursuant to ASC 740 the Company is required to compute tax asset benefits for non-capital losses carried forward. The potential benefit of the net operating loss has not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the loss carried forward in future years.

On December 22, 2017, the Tax Cuts and Jobs Act of 2017 was signed into law. This legislation reduced the federal corporate tax rate from the previous 35% to 21%.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

Note 5 - Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no commitments or contingencies as of September 30, 2025, and June 30, 2025, except for the following:

On February 1, 2025, the Company entered into an employment agreement with our sole officer and director, Levi Jacobson, which details base salary to be paid as well as bonus payments based on benchmarks.

As of September 30, 2025, the Company is in dispute with a vendor regarding services to the Company totaling $12,500. The Company considers the payment of this disputed amount to be uncertain at the time of the filing of this report. No liability was recorded as of September 30,2025 for this disputed amount.

Note 6 - Prepaid Expenses

During the year ended June 30, 2025, the Company prepaid a one-year invoice for OTC Markets news & disclosure service totaling $7,500 and prepaid a 66-day invoice for advertising totaling $7,500. These were expensed through September 30, 2025, with the prepayment for advertising fully expensed during the period.

Note 7 - Intangible Asset - Cryptocurrency

The Company has holdings of cryptocurrency as a long-term reserve and investment. For detailed accounting policies related to digital assets, refer to Note 2.

The following table shows the cryptocurrency activity for the three months ended, September 30, 2025:

June 30, 2025	$62,474
Cryptocurrency purchased for cash	1,511,000
Cryptocurrency earned from staking	44
Change in fair value of cryptocurrency	(491,092)
September 30, 2025	$1,082,426

During the period ended September 30, 2025, the Company purchased DOG tokens totaling $1,511,000 and earned revenue of $44 from its staking activities.

During the fiscal year ended June 30, 2025, the Company purchased Cardano (ADA) tokens as a long-term reserve and investment. At the time of purchase, management believed ADA represented a viable long-term blockchain asset with potential for growth and ecosystem development. However, during the period ended September 30, 2025, management made the decision to fully divest its ADA token holdings.

Note 8 - Accrued Expenses

During the period ended September 30, 2025, the Company accrued salary, totaling $23,000, payable to our sole officer and director, Levi Jacobson, pursuant to the employment agreement dated February 1, 2025 (see Note 5).

During the year ended June 30, 2025, the Company accrued salary, totaling $84,000, payable to our sole office and director, Levi Jacobson, pursuant to the employment agreement dated February 1, 2025 (see Note 5).

Note 9 - Convertible Notes Payable and Derivative Liability

On July 22, 2025, the Company entered into an agreement with third party Coventry Enterprises LLC (“Coventry”) in which the Company issued a $200,000 promissory note to Coventry (the “Coventry Note”) at 10% annual interest. The Coventry Note includes $20,000 of guaranteed interest and was issued with an original issue discount of $20,000 and $10,000 allocated to legal documentation fees, resulting in net proceeds to the Company of $170,000. The Coventry Note is repayable in 12 equal monthly installments of $18,333.33 beginning on August 22, 2025, and maturing on July 22, 2026. In the event of default this note is convertible into shares of the Company’s common stock at a conversion price based on the lowest trading price for the twenty days previous to the conversion date if the Company fails to pay the note by July 22, 2026. During the period ended September 30, 2025, the Company made payments totaling $36,667 and intends to make monthly payments of $18,333 through July 2026 to pay the note in full. The Company has deemed that this convertible loan does not require adjustments to bifurcate the conversion option from the host instrument and account for it as a free-standing derivative financial instrument under ASC 815, Derivatives and Hedging Activities as the loan is only convertible upon default.. The aggregate debt discount of $50,000 is being amortized to interest expense over the respective term of the note.

In connection with the Coventry Note the Company issued 5,000,000 shares of its restricted common stock Coventry as commitment stock (the “Commitment Stock”). If the Company repays all of its obligations in full and in accordance with the terms of the Coventry Note, and is never in default during the term of the Coventry Note, then Coventry shall, within ten calendar days thereafter, return the 5,000,000 of the Commitment Stock shares to the Company’s treasury for cancellation. As a result of the cancellation terms, the Company has not allocated any proceeds to the relative fair value of the commitment shares as they have not been earned as of September 30, 2025.

On July 22, 2025, the Company entered into a share purchase agreement with third party Quick Capital LLC (“Quick Capital”) in which the Company issued a $55,556 promissory note to Quick Capital (the “QC Note”) which matures in nine months. The QC Note includes $6,667 of guaranteed interest and was issued with an original issue discount of $5,556 and $3,000 allocated to legal documentation fees, resulting in net proceeds to the Company of $47,000. The combined $62,222 total owed to Quick Capital is convertible into shares of the Company’s common stock at a fixed conversion price of $.01 per share or, at the discretion of Quick Capital, at a variable conversion price of 65% of the lowest trading price for the twenty trading days previous to the conversion date. In connection with the Purchase Agreement, the Company also issued to Quick Capital a warrant resulting in the issuance of 2,777,778 warrant shares at an exercise price of $.02 per share with a 5-year term. The warrants had a relative fair value of $43,044 which was recorded as a discount on the note.

The Company has deemed that this convertible loan requires adjustments to bifurcate the conversion option from the host instrument and account for it as a free-standing derivative financial instrument under ASC 815, Derivatives and Hedging Activities. The fair value of the derivative on the date of issuance was recorded as a debt discount up to the face value of the note with the excess being charged directly to interest expense. The aggregate debt discount of $62,222 is being amortized to interest expense over the respective term of the note.

The fair values of the conversion option of outstanding convertible notes payable and common stock warrants were determined to be derivative liabilities under ASC 815 due to variable conversion features on convertible notes payable disclosed above. In addition, as a result of the variable conversion features, all other potentially dilutive instruments must also be recorded at fair value pursuant to ASC 815. The fair value of the derivative liabilities was estimated using a black-scholes model with the following assumptions:

	As of September 30, 2025
	Conversion Option	Warrants

Volatility	415.63%	350.22%
Dividend Yield	0%	0%
Risk-free rate	4.05%	3.74%
Expected term	1 year	5 years
Stock price	$0.18	$0.18
Exercise price	$0.01	$0.05
Derivative liability fair value	$1,097,254	$500,260
Number of shares issued upon conversion, exercise, or satisfaction of required conditions as of September 30, 2025	6,222,223	2,777,778

All fair value measurements related to the derivative liabilities are considered significant unobservable inputs (Level 3) under the fair value hierarchy of ASC 820.

The table below presents the change in the fair value of the derivative liability during the three months ended September 30, 2025:

Fair value as of June 30, 2024	$-
Establishment of derivative liability upon issuance of notes	455,310
Establishment of derivative liability on tainted warrants	208,325
Change in fair value of derivatives	933,879
Fair value as of September 30, 2025	$1,597,514

The total impact of derivative liabilities recognized in the Company’s consolidated statements of operations includes the change in fair value of derivatives, with the Company recognizing a total loss of $933,879 during the three months ended September 30, 2025, and a day one loss charged to interest expense of $616,635.

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Note 10 - Shareholder Equity

Preferred Stock

The authorized preferred stock of the Company consists of 20,000,000 shares with a par value of $0.001. There were no shares issued and outstanding as of September 30, 2025, and June 30, 2025.

Common Stock

The authorized common stock of the Company consists of 500,000,000 shares with a par value of $0.001. There were 393,319,338 and 274,736,005 shares of common stock issued and outstanding as of September 30, 2025 and June 30, 2025, respectively.

During the period ended September 30, 2025, the Company sold an aggregate of 10,000,000 shares to an investor pursuant to its qualified Regulation A+ Tier II offering, for total proceeds of $100,000. In addition, the Company issued a total of 98,583,333 shares of restricted common stock to 13 accredited investors in private placement transactions exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder, for aggregate proceeds of $1,665,000. Of these, 3,333 shares were sold at a purchase price of $0.03 per share for proceeds of $100,000, 42,750,000 shares were sold at a purchase price of $0.02 per share for proceeds of $855,000, 34,000,000 shares were sold at a purchase price of $0.01 for total proceeds of $340,000 and 12,500,000 shares were sold at a purchase price of $.008 for proceeds of $100,000. The restricted shares are subject to transfer restrictions and bear appropriate restrictive legends.

During the period ended September 30, 2025, the Company issued 5,000,000 shares of common stock to Coventry as commitment shares related to the note payable to Coventry (see Note 9). These shares are to be held as a loan guaranty by Coventry until the loan is paid in full, when the shares will be returned to the Company,

On or about April 10, 2025, the Company issued 1,500,000 shares of restricted common stock at a value of $0.01 per share, for total non-cash consideration of $15,000, to Root Ventures LLC in exchange for investor relations and related services. The shares were issued as a consulting fee.

The issuance was made to an accredited investor in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. The shares were issued for bona fide services and not for fundraising purposes.

During the year ended June 30, 2025, the Company sold an aggregate of 16,800,000 shares of common stock to eight investors pursuant to its qualified Regulation A+ Tier II offering, for total proceeds of $168,000. In addition, the Company issued a total of 2,500,000 shares of restricted common stock to two accredited investors in private placement transactions exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder, for aggregate proceeds of $55,000. Of these, 1,000,000 shares were sold at a purchase price of $0.04 per share for proceeds of $40,000, and 1,500,000 shares were sold at a purchase price of $0.01 per share for proceeds of $15,000. The restricted shares are subject to transfer restrictions and bear appropriate restrictive legends.

Coventry Enterprises LLC Equity Line Agreement

The Company entered into a Common Stock Purchase Agreement (the “Equity Line Agreement”) with Coventry, pursuant to which Coventry committed to purchase up to $10,000,000 of the Company’s common stock over a 36-month period beginning on the effective date of the registration statement required under the agreement.

As an inducement to Coventry entering into this Equity Line Agreement, the Company shall, as of the date of this Agreement and for no additional consideration, issue to Coventry an aggregate of 5,000,000 shares of Common Stock (the “Commitment Shares”). Upon issuance, the Commitment Shares shall be duly authorized, fully paid, and non-assessable.

As of September 30, 2025, the registration statement had not been filed or deemed effective. On November 10, 2025, the Company requested from Coventry the return of the 5,000,000 shares and canceled the Equity Line agreement with Coventry. The fair value of the shares has been recorded as a reduction to paid in capital until the resolution of the commitment shares.

Shares payable

During the period ended September 30, 2025, the Company received funds totaling $75,000 from a prospective shareholder for the purchase of 3,000,000 shares at $.025 per share. As of September 30, 2025, these shares had not yet been issued.

During the year ended June 30, 2025, the Company received funds totaling $50,000 from a prospective shareholder. These shares were issued during the period ended September 30, 2025.

Warrants

Stock Warrants

The following table summarizes the stock warrant activity for the three months ended September 30, 2025:

	Warrants	Weighted-Average Exercise Price Per Share

Outstanding, June 30, 2025	-	$-
Granted	2,777,778	0.02
Exercised	-	-
Forfeited	-	-
Expired	-	-
Outstanding, September 30, 2025	2,777,778	$0.02

Note 11 - Related-Party Transactions

Consulting Fees

During the period ended September 30, 2025, the Company paid $87,500 to Simple Simon Says LLC (“Consultant”) for consulting services. Simple Simon Says LLC is controlled by the father of the Company’s sole officer and director, Levi Jacobson. Pursuant to the consulting agreement, Consultant provided business development, strategic advisory, and consulting services to the Company. Consultant acted as an independent contractor and not as an employee or partner of the Company.

During the year ended June 30, 2025, the Company paid $15,000 to Simple Simon Says LLC (“Consultant”) for consulting services. Simple Simon Says LLC is controlled by the father of the Company’s sole officer and director, Levi Jacobson. Pursuant to the consulting agreement, Consultant provided business development, strategic advisory, and consulting services to the Company from May 1, 2025, through June 1, 2025. Consultant acted as an independent contractor and not as an employee or partner of the Company.

The engagement of Consultant, as a related party transaction, was approved by Levi Jacobson, the Company’s Chief Executive Officer and sole director.

Office Space

We utilize the home office space and equipment of our management at no cost.

Note 12 - Subsequent Events

The Company has evaluated subsequent events through November 18, 2025, the most recent practicable date prior to the filing of this report, which is the date the financial statements were available to be issued and has noted no material subsequent events to report except the following:

On or about October 3, 2025, the Company entered into a subscription agreement with an accredited investor pursuant to which it issued 10,000,000 shares of its restricted common stock at a purchase price of $0.01 per share, for gross proceeds of $100,000 (the “First Tranche”). The subscription agreement also provides for an optional second tranche of 10,000,000 shares at the same purchase price for additional proceeds of $100,000, which may be funded by the investor on or before October 17, 2025, at the investor’s sole discretion. As of the date of this report, only the First Tranche has been funded and shares issued.

Subsequent to September 30, 2025, the Company issued 3,000,000 common shares for which it had received proceeds of $75,000 and recorded as a share payable.

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 PART III

INDEMNIFICATION OF DIRECTOR AND OFFICERS

Section 78.751 of the Nevada Business Corporation Act (the “Nevada Law”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Article VII of the Articles of Incorporation of C2 Blockchain, Inc. “we”, “us” or “our company”) provides for indemnification of officers, directors and other employees of C2 Blockchain, Inc. to the fullest extent permitted by Nevada Law. Article VII of the Articles of Incorporation provides that directors shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director’s duty of loyalty to our company or our stockholders, (ii) acts and omissions that are not in good faith or that involve intentional misconduct or knowing violation of law, (iii) or for any transaction from which the director derived any improper benefit.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Nevada Law and our Articles of Incorporation, allow us to indemnify our officers and Directors from certain liabilities and our Bylaws, as amended (“Bylaws”), state that we shall indemnify every (i) present or former Director, advisory Director or officer of us and (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise. (each an “Indemnitee”).

Our Bylaws provide that the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise, against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with which action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

Neither our Bylaws, nor our Articles of Incorporation include any specific indemnification provisions for our officers or Directors against liability under the Securities Act of 1933, as amended. Additionally, insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

The following information includes all relevant transactions in the Company’s securities during the last two fiscal years ended June 30, 2024 and June 30, 2025, and through the quarter ended September 30, 2025. The dates presented reflect the execution dates of subscription agreements, note purchase agreements, and other transaction documents, and may not correspond to the actual dates of payment or issuance. All securities described were issued in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D. Each investor represented that the securities were acquired for investment purposes and not with a view to distribution. All shares are subject to transfer restrictions and bear restrictive legends. No underwriting discounts, commissions, or placement agent fees were paid. Proceeds were used for general corporate purposes, including working capital.

During the fiscal year ended June 30, 2025, the Company issued 1,000,000 shares of restricted common stock on or about February 20, 2025 at a purchase price of $0.04 per share for total proceeds of $40,000. On or about May 13, 2025, the Company issued 5,000,000 shares at $0.01 per share for total proceeds of $50,000. On or about June 19, 2025, 1,500,000 shares were issued at $0.01 per share for total proceeds of $15,000. On or about July 15, 2025, the Company issued 5,000,000 shares at $0.02 per share for total proceeds of $100,000 under a subscription agreement granting piggyback registration rights, and 10,000,000 shares at $0.02 per share for total proceeds of $200,000. On or about July 29, 2025, the Company issued 12,500,000 shares at $0.02 per share for total proceeds of $250,000. On or about August 10, 2025, 1,000,000 shares were issued at $0.03 per share for total proceeds of $30,000. On or about August 14, 2025, 12,500,000 shares were issued at $0.02 per share for total proceeds of $250,000. On or about August 19, 2025, 12,500,000 shares were issued at $0.02 per share for total proceeds of $250,000. On or about August 21, 2025, 1,500,000 shares were issued at $0.02 per share for total proceeds of $30,000. On or about August 25, 2025, the Company issued 10,000,000 shares at $0.01 per share for total proceeds of $100,000, 500,000 shares at $0.02 per share for total proceeds of $10,000, and 4,000,000 shares at $0.01 per share for total proceeds of $40,000. On or about September 10, 2025, the Company issued 750,000 shares at $0.02 per share for total proceeds of $15,000.

In addition, on or about April 10, 2025, the Company issued 1,500,000 shares of restricted common stock at a value of $0.01 per share for total non-cash consideration of $15,000 to Root Ventures LLC in exchange for investor relations and related services.

The Company entered into a Note Purchase Agreement with Quick Capital, LLC on July 22, 2025, pursuant to which it issued a convertible promissory note in the principal amount of $55,555.56. The note included a one-time guaranteed interest charge of $6,666.67, an original issue discount of $5,555.56, and an allocation of $3,000 for legal fees, resulting in net proceeds to the Company of $47,000. The note matures on or about April 22, 2026 and is convertible at the investor’s option into shares of common stock at a fixed price of $0.01 per share or 65% of the lowest trading price during the 20 trading days prior to conversion. In connection with the note, the Company issued to Quick Capital a warrant for 2,777,778 shares at an exercise price of $0.02 per share with a five-year term, equal to 100% warrant coverage. The Company has covenanted to reserve sufficient authorized shares for full conversion and exercise of the note and warrant.

On July 22, 2025, the Company entered into a Securities Purchase Agreement with Coventry Enterprises LLC pursuant to which it issued a promissory note in the principal amount of $200,000. The note included $20,000 of guaranteed interest, a $20,000 original issue discount, and $10,000 allocated to legal fees, resulting in gross proceeds to the Company of $170,000. The note is repayable in 12 equal monthly installments beginning August 22, 2025 and maturing July 22, 2026. In connection with the note, the Company issued 10,000,000 shares of restricted common stock as commitment stock, of which 5,000,000 shares may be returned to the treasury upon full repayment without default. The Company has reserved 30,000,000 shares of common stock for issuance upon conversion of the note.

On July 22, 2025, the Company entered into a Common Stock Purchase Agreement with Coventry Enterprises LLC (Equity Line Agreement), pursuant to which Coventry committed to purchase up to $10,000,000 of the Company’s common stock over a 36-month period, with individual drawdowns limited to $250,000 or 200% of average daily trading volume, and only to the extent Coventry’s ownership does not exceed 4.99% of outstanding common stock. The purchase price per share will be the lesser of 80% of the lowest trading price over the 20 trading days prior to the drawdown or the effective price of any lower-priced equity issued in the 30 business days prior. As an inducement, the Company issued 5,000,000 commitment shares to Coventry.

EXHIBITS TO Offering Statement

Exhibit No.	Description
1A-2A	Certificate of Incorporation, as amended (1)
1A-2B	Amended and Restated By-laws (2)
1A-4	Sample Subscription Agreement (3)
1A-10.1	Employment Agreement - Levi Jacobson (4)
1-A-10.2	Note Purchase Agreement between C2 Blockchain and Quick Capital, LLC, dated July 22, 2025 (4)
1-A-10.3	Convertible Promissory Note issued to Quick Capital, LLC, dated July 22, 2025 (4)
1A-10.4	Common Stock Purchase Warrant - Quick Capital, LLC, dated July 22, 2025 (4)
1A-10.5	Securities Purchase Agreement between C2 Blockchain and Coventry Enterprises LLC, dated July 22, 2025 (4)
1A-10.6	Promissory Note issued to Coventry Enterprises LLC, dated July 22, 2025 (4)
1A-10.7	Equity Line Common Stock Purchase Agreement between C2 Blockchain and Coventry Enterprises LLC, dated July 22, 2025 (4)
1A-11	Consent of Accounting Firm (3)
1A-12	Legal Opinion Letter (3)

____________________

(1)	Filed as EX 3.1 to Form 10-12G on September 16, 2021
(2)	Filed as an exhibit to the Company's Registration Statement on Form 1-A, as filed with the SEC on July 5, 2023 and incorporated herein by this reference.
(3)	Attached herein.
(4)	Previously filed as Exhibit 10.1 to the Company’s Form 10-K on September 29, 2025, and incorporated herein by reference.

Note: Exhibits 1-A-10.2–10.7 presented in the chart above are unexecuted copies of the respective agreements, with all personal, confidential, and contact information redacted. The final executed agreements may differ from the versions incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, Florida on February 12, 2026.

C2 Blockchain, Inc.

By: Levi Jacobson
Name: Levi Jacobson
Title: President, Chief Executive Officer, Chief Financial Officer and Director Date: February 12, 2026

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Name: Levi Jacobson Signature: /s/ Levi Jacobson Title: President, Chief Executive Officer and Director (Principal Executive Officer) Date: February 12, 2026

Name: Levi Jacobon Signature:/s/ Levi Jacobson  Title: Chief Financial Officer (Principal Financial Officer)  Date: February 12, 2026

Name: Levi Jacobson  Signature: /s/ Levi Jacobson Title: Chief Accounting Officer (Principal Accounting Officer)  Date: February 12, 2026